STOCK PURCHASE AGREEMENT

between

Regis Corporation
and
EdgeStone Capital Equity Fund, L.P. and its parallel investors
and
EdgeStone Capital Equity Fund II-A, L.P. and its parallel investors
and
EdgeStone Capital Mezzanine Fund II, L.P. and its parallel investors
and
Cameron Capital Corporation
and
1407718 Ontario Inc.
and
Steven K. Hudson
and
Leslie E.Martin
and
Scott Walmsley
and
Paul Morton
and
The Management Shareholders
and
The Optionholders
and
Hair Club Group Inc.

For the Purchase of All of the Outstanding Capital Stock of

Hair Club Group Inc.

Dated as of November 13, 2004

STOCK PURCHASE AGREEMENT

        THIS STOCK PURCHASE AGREEMENT dated as of the 13th day of November, 2004 by and between (i) Regis Corporation, as Buyer; (ii) the EdgeStone Group, Hudson, Cameron Capital, the Martin Group, Walmsley, Morton, and each of the Management Shareholders by his or her representative and attorney, the U.S. Nominee as sellers of the Stock; (iii) each of the Optionholders, by his or her representative and attorney, the U.S. Nominee; and (iv) the Company. Buyer, Sellers and the Company are sometimes referred to in this Agreement, individually, as a “party” and, collectively, as the “parties”.

RECITALS:

        WHEREAS the Stock Sellers own 100% of the issued and outstanding capital stock of the Company, a corporation incorporated under the laws of Canada;

        AND WHEREAS the Optionholders and Morton beneficially own options to acquire common shares of the Company, which options are to be terminated on the Closing Date for (a) a payment determined in accordance with that certain Bonus Payment Agreement dated November 12, 2004 (the “Bonus Payment Agreement”), among the Company and the Optionholders, with respect to the Optionholders and (b) the payment of the Morton Termination Amount (as hereinafter defined) with respect to Morton;

        AND WHEREAS Buyer wishes to purchase the Stock from the Stock Sellers, and the Stock Sellers wish to sell the Stock, on the terms contained herein;

        AND WHEREAS it is contemplated that prior to Closing, Buyer shall assign its rights hereunder to a wholly-owned subsidiary in compliance with the terms of Section 15.17;

        AND WHEREAS the Optionholders and, in part, Morton have become party to this Agreement in consideration for the Option Bonus Amount (as hereinafter defined) and the Morton Termination Amount, respectively;

        NOW, THEREFORE, in consideration of the premises and of the representations and warranties, covenants and agreements hereinafter made, the parties hereto have agreed and do hereby agree in manner and form as hereinafter set forth:

1.	DEFINITIONS

(a)	“Agreement” means this stock purchase agreement, the Disclosure Schedule and all other schedules attached to this Agreement and the expressions “hereof”, “herein”, “hereto”, “hereunder”, “hereby” and similar expressions refer to this Agreement and unless otherwise indicated, references to Sections are sections in this Agreement;

(b)	“Bonus Payment Agreement” has the meaning set forth in the Recitals;

(c)	“Business Day” means any day, other than Saturday, Sunday or any day in which banks located in Ontario, New York, Minnesota and Florida are authorized or required to be closed;

(d)	“Buyer” means Regis Corporation, a corporation incorporated under the laws of the State of Minnesota;

(e)	“Buyer Indemnified Parties” has the meaning set forth in Section 13.1 hereto;

(f)	“Cameron Capital” means Cameron Capital Corporation, a corporation incorporated under the laws of the Province of Ontario;

(g)	“Closing” means the closing of the transactions contemplated by this Agreement;

(h)	“Closing Date” means the date that is the later of (i) December 6, 2004, and (ii) the day which is five (5) Business Days after all such conditions herein have been satisfied or waived, but in no event later than December 21, 2004 or at such other time as the Buyer and the Sellers’ Representative shall mutually agree;

(i)	“Company” means Hair Club Group Inc., a corporation incorporated under the laws of Canada;

(j)	“Company Books and Records” has the meaning set forth in Section 12.2(a) hereto;

(k)	“Confidential Memorandum” has the meaning set forth in Section 15.10(a) hereto;

(l)	“Consideration” has the meaning set forth in Schedule 2.3 hereto;

(m)	“Contracts” has the meaning set forth in Section 3.12(a) hereto;

(n)	“Deductible” has the meaning set forth in Section 13.2(b) hereto;

(o)	“Disclosure Schedule” means the disclosure schedule of the Sellers attached to this Agreement including all exhibits thereto;

(p)	“ECE I Fund” means EdgeStone Capital Equity Partners, Inc., a corporation incorporated under the laws of the Province of Ontario, and EdgeStone Capital Equity Nominee, Inc., a corporation incorporated under the laws of Canada, in their respective capacities as general partner or agent of, and nominee of, EdgeStone Capital Equity Fund, L.P., a limited partnership established under the laws of the Province of Ontario and the parallel investors of EdgeStone Capital Equity Fund, L.P.;

(q)	“ECE II Fund” means EdgeStone Capital Equity Fund II-B GP, Inc. and EdgeStone Capital Equity Fund II Nominee, Inc., each a corporation incorporated under the laws of Canada, in their respective capacities as agent and nominee of EdgeStone Capital Equity Fund II-A, L.P., a limited partnership established under the laws of the Province of Ontario and the parallel investors of EdgeStone Capital Equity Fund II-A, L.P.;

(r)	“ECM II Fund” means EdgeStone Capital Mezzanine II Partners, Inc. and EdgeStone Capital Mezzanine Fund II Nominee, Inc., each a corporation incorporated under the laws of Canada, in their respective capacities as general partner or agent of, and nominee of, EdgeStone Capital Mezzanine Fund II, L.P., a limited partnership established under the laws of the Province of Ontario and the parallel investors of EdgeStone Capital Mezzanine Fund II, L.P.;

(s)	“EdgeStone Funds” means EdgeStone Capital Equity Fund, L.P., EdgeStone Capital Affiliate 2000 Fund L.P., EdgeStone Affiliate 2000-B Equity Fund, L.P., EdgeStone Capital Affiliate 2001 Equity Fund, L.P., EdgeStone Capital Equity Fund II-A, L.P., EdgeStone Affiliate 2002 Equity Fund II, L.P., EdgeStone Affiliate 2004 Equity Fund II, L.P., EdgeStone Affiliate Non-Canadian 2002 Equity Fund II, L.P., EdgeStone Affiliate Non-Canadian 2004 Equity Fund II, L.P. EdgeStone Capital Equity Fund II-US, L.P., EdgeStone Capital Equity Fund II-US-Inst., L.P., EdgeStone Capital Mezzanine Fund II, L.P. and EdgeStone Affiliate 2001 Mezzanine Fund, L.P.;

(t)	“EdgeStone Group” means ECE I Fund, ECE II Fund and ECM II Fund;

(u)	“ERISA” has the meaning set forth in Section 3.16 hereto;

(v)	“ERISA Pension Plans” has the meaning set forth in Section 3.16 hereto;

(w)	“ERISA Welfare Plans” has the meaning set forth in Section 3.16 hereto;

(x)	“Escrow Agent” has the meaning specified in Section 2.3(a);

(y)	“Escrow Amount” has the meaning specified in Section 2.3(a);

(z)	“Escrow Agreement” has the meaning specified in Section 2.3(a);

(aa)	“Exchange Fund Agent” means Torys LLP;

(bb)	“Exchange Fund Agreement” means the exchange fund agreement between the Exchange Fund Agent, the Sellers and certain other Parties;

(cc)	“Final Certificate Delivery Day” has the meaning set forth in Schedule 2.3;

(dd)	“Financial Statements” has the meaning set forth in Section 3.7(a) hereto;

(ee)	“GAAP” has the meaning specified in Section 3.7(b);

(ff)	“Governmental Authority” means any U.S. federal, state or local government or foreign federal, state, local or provincial government, or any U.S. or foreign court, administrative or regulatory agency or commission or other U.S. or foreign governmental instrumentality or agency;

(gg)	“HC (USA)” means HC (USA), Inc., a corporation incorporated under the laws of the State of Delaware;

(hh)	“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended;

(ii)	“Hudson” means Steven K. Hudson;

(jj)	“Hudson Group” means Hudson and Cameron Capital;

(kk)	“Indebtedness Amount” means the principal, interest and other amounts (including prepayment fees, legal fees and other expenses) required to be paid to satisfy in full the obligations of the Company and the Subsidiaries pursuant to the items listed on Schedule l (kk);

(ll)	“Indemnified Party” has the meaning set forth in Section 13.5(a) hereto;

(mm)	“Indemnifying Party” has the meaning set forth in Section 13.5(a) hereto;

(nn)	“Indemnity Cap” has the meaning set forth in Section 13.2(c) hereto;

(oo)	“Intellectual Property Assets” has the meaning set forth in Section 3.15 hereto;

(pp)	“Interim Date” has the meaning set forth in Section 3.7(a) hereto;

(qq)	“Interim Financial Statements” has the meaning set forth in Section 3.7(a) hereto;

(rr)	“ITA” means the Income Tax Act (Canada) as now in effect and as it may be amended from time to time prior to the Closing Date;

(ss)	“Knowledge of the Company” has the meaning set forth in Section 15.19 hereto;

(tt)	“Leasehold Real Estate’ means, in respect of any Person, the real estate of such Person held under a lease, agreement to lease or other right of occupation;

(uu)	“Liens” means all liens, pledges, charges, mortgages or security interests;

(vv)	“LMco” means 1407718 Ontario Inc., a corporation incorporated under the laws of the Province of Ontario;

(ww)	“Loss” or “Losses” have the meaning set forth in Section 13.1 hereto;

(xx)	“Management Representative Indemnified Parties” has the meaning set forth in Section 15.23 hereto;

(yy)	“Management Representative” means Hudson or, in the event that Hudson becomes incapacitated or ceases to be an employee or an officer of the Company or the Subsidiaries, Fraser Clarke or, in the event that both Fraser Clarke and Hudson become incapacitated or cease to be employees or officers of the Company or the Subsidiaries, that Management Sellers with the longest tenure at the Company;

(zz)	Management Sellers” means Hudson, Cameron Capital, the Optionholders and the Management Shareholders;

(aaa)	“Management Shareholders” means the individuals listed on Schedule l(aaa) hereto;

(bbb)	“Martin” means Leslie E. Martin;

(ccc)	“Martin Group” means Martin and LMco;

(ddd)	“Material Adverse Effect” means any change, effect, event, situation or condition that is or is reasonably likely to be materially adverse to the business, results of operations, properties or financial condition of the Company and the Subsidiaries taken as a whole; provided, however, that in determining whether there has been a Material Adverse Effect, any adverse change, effect, event, situation or condition attributable to the following shall be disregarded: (a) events, changes, developments, conditions or circumstances in worldwide, national or local conditions or circumstances (political, economic, regulatory or otherwise) that adversely affect the Company’s industry generally (except to the extent of any disproportionate impact they may have on the Company and its Subsidiaries), (b) an outbreak or escalation of war, armed hostilities, acts of terrorism, political instability or other national calamity, crisis or emergency, or any governmental response to any of the foregoing, in each case, whether occurring within or outside of the United States, (c) an announcement of this Agreement and the transactions contemplated hereby, (d) any change in law or accounting principles (and any changes resulting therefrom), or (e) any action taken by or omission of the Sellers with the written prior consent of the Buyer;

(eee)	“Midwest Joint Ventures” means the Hair Club for Men, Ltd., an Illinois corporation, and Hair Club for Men of Milwaukee, Ltd., a Wisconsin corporation;

(fff)	“Morton” means Paul Morton;

(ggg)	“Morton Termination Amount” means an amount equal to the difference between (a) the Fair Market Value (as defined below) of each of the common shares (the “Common Shares”) in the capital of the Company underlying Morton’s Options on the Closing Date and (b) the exercise price of Morton’s

Options on the Closing Date for all of Morton’s Options (whether vested or unvested); multiplied by the applicable number of Morton’s Options. For the purposes of this definition, the “Fair Market Value” of each of the Common Shares on the Closing Date shall be equal to the Purchase Price, calculated without giving effect to the deduction for the Option Termination Amount, divided by 9,769,073 (representing the total number of Common Shares outstanding on the Closing Date on a fully diluted basis, calculated as if the Common Shares underlying all outstanding Options had been issued);

(hhh)	“Non-Canadian Sellers” means those Persons set out in Schedule l(hhh) hereto;

(iii)	“Notice” has the meaning set forth in Section 13.5(a) hereto;

(jjj)	“Optionholders” means the individuals listed on Schedule l(jjj) hereto and, for greater certainty, does not include Morton;

(kkk)	“Option Bonus Amount” means the amount required to be paid to terminate all the Options (including applicable withholdings on account of tax) of the Optionholders pursuant to the Bonus Payment Agreement;

(lll)	“Option Escrow Amount” has the meaning set forth in Section 2.3(a) hereto;

(mmm)	“Option Termination Amount” means the sum of the Option Bonus Amount and the Morton Termination Amount;

(nnn)	“Options” means any options, warrants, conversion privileges or other rights, agreements, arrangements or commitments (pre-emptive, contingent or otherwise) for the purchase or sale of securities of the Company;

(ooo)	“Permitted Liens” means: (i) Liens for Taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect to contested taxes are maintained on the books of the Company or the Subsidiaries; (ii) easements, encroachments and other minor imperfections of title to real property which do not materially detract from the value of or materially impair the use of any real property; (iii) constructions, mechanics, carriers’, warehousemen’s and material men’s Liens and any Lien in respect of vacation pay, workers’ compensation, employments insurance or similar statutory obligations provided the obligations secured by such Liens are not yet due and payable; (iv) encumbrances, Liens, charges and reservations and renewals thereof to secure the payment of the purchase price or the repayment of moneys borrowed to pay the purchase price of any assets, property or properties hereafter or previously acquired by the Company or a Subsidiary; (v) the rights of any landlord or any Person claiming an interest in any real property by or through any such landlord under any leases of real property occupied by the Company or the Subsidiaries as tenant, and encumbrances, liens, charges, reservations and renewals of the freehold interest in any such property having priority to any such leases; (vi) Liens related to amounts to be repaid as part of the Indebtedness Amount; and (vii) other Liens set forth in Section 3.9 of the Disclosure Schedule;

(ppp)	“Person” means any individual, partnership, limited partnership, joint venture, syndicate, sole proprietorship, company or corporation with or without share capital, unincorporated association, trust, trustee, executor, administrator or other legal personal representative or Governmental Authority;

(qqq)	“Pro Rata Liability Share” means with respect to each of the Sellers the percentage set forth opposite his, her or its name in Schedule l (qqq) hereto, which Schedule may be amended prior to Closing by the Sellers’ Representative to reflect the exercise of any outstanding Options if such an exercise occurs;

(rrr)	“Pro Rata Stock Share” means with respect to each of the Stock Sellers, the Percentage set forth opposite his, her or its name in Schedule l (rrr) hereto, which schedule may be amended prior to the Closing by the Sellers’ Representative to reflect the exercise of any outstanding Options if such an exercise occurs;

(sss)	“Purchase Price” has the meaning set forth in Section 2.1 hereto;

(ttt)	“Real Estate” means, with respect to any Person, the real estate of such Person held in fee simple;

(uuu)	“Records” has the meaning set forth in Section 12.2 hereto;

(vvv)	“Required Waiting Period” has the meaning set forth in Section 9.2 hereto;

(www)	“Schedules” means the schedules to this Agreement, including, for greater certainty, the Disclosure Schedule;

(xxx)	“Seller Indemnified Parties” has the meaning set forth in Section 13.3 hereto;

(yyy)	“Seller Tax Periods” shall mean and include any and all periods ending on or before the Closing Date, and in addition, the portion of any taxable period that includes, but does not end on or before, the Closing Date that consists of a partial period deemed to end on the Closing Date; provided that in the case of any Seller Tax Period that does not end on or before the Closing Date, for purposes hereof the books and records of the Company shall be deemed to have been closed at and as of the Closing Date;

(zzz)	“Sellers” means collectively the Stock Sellers, the Optionholders and Morton as a holder of Options, and each individually, a “Seller”;

(aaaa)	“Sellers’ Representative” means EdgeStone Capital Partners Inc., a corporation incorporated under the laws of the Province of Ontario or any successor appointed pursuant to the terms hereof;

(bbbb)	“Sellers’ Representative Indemnified Parties” has the meaning set forth in Section 15.22 hereto or any successor appointed pursuant to the terms hereof;

(cccc)	“Stock” means the issued and outstanding capital stock of the Company;

(dddd)	“Stock Sellers” means collectively Hudson, Cameron Capital, the Martin Group, Morton, Walmsley, the EdgeStone Group and the Management Shareholders, and each individually, a “Stock Seller”;

(eeee)	“Subsidiaries” means with respect to the Company, any corporation or limited liability company of which the Company directly or indirectly owns greater than 50% of the voting or equity securities of such corporation; provided however that, for greater certainty, the Midwest Joint Ventures shall be deemed not to be “Subsidiaries” of the Company or its Subsidiaries;

(ffff)	“Supplement” has the meaning set forth in Section 15.8 hereto;

(gggg)	“Tax Claim” has the meaning set forth in Section 13.5(d) hereto;

(hhhh)	“Tax Notice” has the meaning set forth in Section 13.5(d) hereto;

(iiii)	“Tax Notice Period” has the meaning set forth in Section 13.5(d) hereto;

(jjjj)	“Tax Matter Arbitrator” has the meaning set forth in Section 9.3 hereto;

(kkkk)	“Tax Returns” has the meaning set forth in Section 3.18 hereto;

(llll)	“Taxes” means (i) any and all taxes, duties, fees, excises, premiums, assessments, imposts, levies and other charges or assessments of any kind whatsoever imposed by any Governmental Authority (other than a court), whether computed on a separate, consolidated, unitary, combined or other basis, including those levied on, or measured by, or described with respect to, income, gross receipts, profits, gains, windfalls, capital, capital stock, production, transfer, land transfer, license, gift, occupation, wealth, net worth, surplus, sales, goods and services, harmonized sales, use, value-added, excise, special assessment, stamp, withholding, business, franchise, real or personal property, payroll, workers’ compensation, employment or unemployment, social security, customs and all employment insurance, health insurance and government pension plan premiums or contributions, utility, surtaxes; and (ii) all interest, penalties, fines, additions to tax or other additional amounts imposed by any Governmental Authority (other than a court) on or in respect of amounts of the type described in clause (i) above or this clause (ii);

(mmmm)	“Transaction Benefits” means the deductions for Tax purposes available as a result of: (i) the payments to the Optionholders pursuant to the Bonus

Payment Agreement; (ii) the write-off of capitalized loan costs; and (iii) interest deductions relating to the payment of interest on intercompany indebtedness;

(nnnn)	“U.S. Nominee” means 4113773 Co., Inc. a corporation incorporated under the laws of the State of Delaware;

(oooo)	“Walmsley” means Scott Walmsley;

(PPPP)	“Withholding Agent” means Stikeman Elliott LLP; and

(qqqq)	“Withheld Amount” has the meaning set forth in Schedule 2.3.

1.2	Schedules

The following are the schedules attached to this Agreement:

Schedule l(kk)	—	Indebtedness Amount
Schedule l(aaa)	—	Management Shareholders
Schedule l(hhh)	—	Non-Canadian Sellers
Schedule (jjj)	—	Optionholders
Schedule l(qqq)	—	Pro Rata Liability Share
Schedule l(rrr)	—	Pro Rata Stock Share
Schedule 2	—	Escrow Agreement
Schedule 2. l(e)	—	Other Amounts
Schedule 2.3	—	Withholdings Where Seller is Non-Canadian
Schedule 4	—	Exceptions to Representations and Warranties of the Sellers
Schedules 5	—	Exceptions to Representations and Warranties of the Buyer
Schedule 6.1	—	Negative Covenants
Schedule 10.7	—	Legal Opinion of Sellers’ Counsel
Schedule 11.6	—	Legal Opinion of Buyers’ Counsel
Disclosure Schedule

2.	PURCHASE PRICE AND RELATED MATTERS

2.1	Purchase Price.

        The aggregate purchase price (the “Purchase Price”) payable by the Buyer for the Stock shall be equal to:

(a)	$210,000,000

(b)	minus the sum of:

(i)	the Indebtedness Amount outstanding on the Closing Date;

(ii)	the amounts contemplated by Section 2.3(a)(ii);

(c)	minus an amount equal to the sum of $50,000;

(d)	plus an amount equal to the product of (x) the number of calendar days commencing with and including the Closing Date and ending with and including December 31, 2004 multiplied by (y) $21,075;

(e)	minus the amount that would be required on the Closing Date to be paid to satisfy in full the obligations of the Company and the Subsidiaries pursuant to the items listed on Schedule 2.1(e), which amounts, for greater certainty, will remain outstanding on Closing;

(f)	plus an amount equal to the aggregate amount of the loans owing to the Company from certain Sellers referred to in Section 10.6 hereof;

(g)	plus an amount equal to all cash of the Company and the Subsidiaries as of November 30, 2004 less an amount equal to the amount of any cash of the Company or the Subsidiaries used after November 30, 2004 to repay any of the outstanding Indebtedness Amount; and

(h)	plus an amount equal to (x) $76,000 multiplied by (y) the number of calendar days in December commencing with December 1, 2004 and ending with and including the Closing Date.

        Each of the Stock Sellers shall receive as consideration for the sale of its Stock the amount equal to its Pro Rata Stock Share of the Purchase Price.

        Notwithstanding anything in this Agreement to be the contrary the Company and the Subsidiaries may apply cash on hand towards the repayment of indebtedness at any time and from time to time prior to or on the Closing Date.

2.2	Agreement to Purchase and Sell the Stock

        Subject to the terms of this Agreement, the parties hereto agree that the Stock Sellers shall sell and the Buyer shall purchase the Stock and the Buyer shall loan to the Company the Option Termination Amount and the Company shall pay the Option Termination Amount as provided in Section 2.3(a)(ii) below (subject to applicable withholding tax and, in respect of Optionholders who are not resident in Canada, compliance with section 116 of the ITA); provided, however, that such transactions shall occur in the following chronological order:

(a)	first, the Buyer shall loan to the Company the Option Termination Amount and the Company shall pay the Option Termination Amount to the Optionholders, Morton in respect of his Options and the Escrow Agent as contemplated by Section 2.3(a)(ii) and (iii) below, as applicable; and

(b)	second, the Buyer shall purchase all of the issued and outstanding Stock in accordance with the provisions hereof.

2.3	Payment of Purchase Price and Other Amounts and Delivery of Stock Certificates

(a)	At the Closing,

(i)	the Buyer shall loan the Indebtedness Amount to the debtors of such Indebtedness Amount (which amount shall be directed to be paid to the Exchange Fund Agent) and the Exchange Fund Agent shall pay, pursuant to the Exchange Fund Agreement, on behalf of the Company and the Subsidiaries, to each creditor of such Indebtedness Amount owing to such creditor (which amount shall be the amount set forth in the applicable creditor’s pay out letter which the Company will cause to be delivered to the Buyer) in immediately available funds in such manner as directed by the creditor;

(ii)	the Buyer shall loan to the Company or, only in the case of (B) below, such Subsidiary which has incurred the amounts described below (which amount shall be directed to be paid to the Exchange Fund Agent) and the Exchange Fund Agent shall pay, pursuant to the Exchange Fund Agreement, the following amounts in immediately available funds in such manner as directed by the Sellers’ Representative:

(A)	the Option Termination Amount provided however that a portion of such amount equal to (x) the sum of the Pro Rata Liability Share of all of the Optionholders and Morton in respect of his Options multiplied by (y) the Escrow Amount (the “Option Escrow Amount”) shall be deposited with the Escrow Agent as contemplated by Section 2.3(a)(iii) below; and

(B)	such amounts as the Sellers’ Representative may direct in respect of transaction related fees, costs and expenses;

(iii)	an aggregate of $10,000,000 (the “Escrow Amount”) shall be paid to Stikeman Elliott LLP, in trust (the “Escrow Agent”) as follows: (A) as to the Option Escrow Amount, by the Exchange Fund Agent as described in Section 2.3(a)(ii) above; and (B) as to the balance by the Buyer, all pursuant to the terms and conditions of an escrow agreement substantially in the form of the escrow agreement attached as Schedule 2 (the “Escrow Agreement”), to be applied against any Losses indemnified by the Sellers pursuant to Section 13.1;

(iv)	the Buyer shall pay to the Exchange Fund Agent the balance of the Purchase Price less the amount, if any, transferred to the Withholding Agent pursuant to Schedule 2.3 (which Schedule 2.3 is hereby incorporated into and shall form a part of this Section 2) and the Exchange Fund Agent shall disburse such balance of the Purchase Price in the manner set forth in the Exchange Fund Agreement; and

(v)	the Stock Sellers shall deliver to the Buyer share certificates representing the Stock duly endorsed in blank for transfer or accompanied by duly signed powers of attorney for transfer in blank.

2.4	Payment/Location of Closing.

        Any reference in this Agreement or in any document delivered pursuant to this Agreement to payment shall mean payment by wire transfer of immediately available funds in U.S. dollars to the bank account or accounts designated by the recipient of such payment (or, in the case of the Sellers, Sellers’ Representative) in writing to the Buyer or to the Sellers’ Representative, as the case maybe, not less than two (2) Business Days prior to the date of such payment. The Closing shall be held at the offices of Torys LLP, Suite 3000, 79 Wellington Street West, TD Centre, Toronto, Ontario M5K 1N2 at 10:00 a.m., Toronto time, on the Closing Date or such other place as may be agreed by the Buyer and Sellers’ Representative.

3.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        The Company represents and warrants to the Buyer as of the date hereof that (and acknowledges that the Buyer is relying on the representations and warranties in completing the transactions contemplated herein):

3.1	Organization and Qualifications of the Company, the Subsidiaries.

        Each of the Company and the Subsidiaries are duly incorporated or amalgamated, organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, amalgamation, or organization as the case may be. Each of the Company and the Subsidiaries is duly qualified, licensed and authorized to do business as a foreign corporation or an extra-provincial corporation, as applicable, and is in good standing as a foreign corporation or an extra-provincial corporation, as applicable, in the jurisdictions, if any, where it is required to be so licensed, qualified or authorized to conduct its business or own its property, except where the failure to be so licensed, qualified or authorized would not have a Material Adverse Effect.

3.2	Subsidiaries.

        Other than the Subsidiaries and the Midwest Joint Ventures, the Company owns no securities issued by any other corporation, partnership or joint venture, except temporary investments in the ordinary course of business.

3.3	Authority of Companv/Enforceability.

(a)	The execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate or other action of the Company.

(b)	This Agreement has been executed and delivered by the Company.

(c)	This Agreement constitutes the legal, valid and binding obligation of the Company and is enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereinafter in effect relating to creditors’ rights generally and to the application of equitable principles.

3.4	Capitalization

(a)	The authorized and the issued and outstanding capital stock of the Company and each of the Subsidiaries and, in the case of each such Subsidiary, the registered and beneficial ownership of the issued capital stock of each such entity consists of the shares of capital stock set forth in Section 3.4(a) of the Disclosure Schedule. All of the shares of capital stock of the Company and each of the Subsidiaries are validly issued, fully paid and non-assessable. The Company owns, directly or indirectly through a Subsidiary, all of the outstanding shares of capital stock (or other ownership interests having by their terms ordinary voting power to elect directors or others performing similar functions with respect to such Subsidiary) of each of the Subsidiaries. Section 3.4(a) of the Disclosure Schedule sets forth a list of all Options, the name of the holders of such Options and the exercise price of such Options if the Closing Date occurs on December 21, 2004. Except for the Options set forth in Section 3.4(a) of the Disclosure Schedule, there are no options, warrants, conversion privileges or other rights, agreements, arrangements or commitments (pre-emptive, contingent or otherwise) for the purchase or sale of securities of the Company or any of the Subsidiaries.

(b)	To the Knowledge of the Company, the authorized and the issued and outstanding capital stock of each of the Midwest Joint Ventures and in each case the registered and beneficial ownership of the issued capital stock of each such entity consists of the shares of capital stock set forth in Section 3.4(b) of the Disclosure Schedule.

3.5	Government Approvals, Notice and Filings.

           Except as set forth in Section 3.5 of the Disclosure Schedule, no material consent or approval of, giving of notice to, registration with or taking of any action in respect of or by any Governmental Authority is required to be obtained or given by the Company or a Subsidiary with respect to the execution, delivery or performance by the Company of this Agreement.

3.6	Absence of Breach; Non-Contravention.

           Except as set forth in Section 3.6 of the Disclosure Schedule, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein by the Company does not and will not with the passage of time or the giving of notice or both:

(a)	result in a breach of or constitute a default by the Company or the Subsidiaries or result in any right of termination under any indenture, agreement, lease or instrument to which the Company or a Subsidiary is a party or by which the property of the Company or a Subsidiary is bound or affected, which would have a Material Adverse Effect;

(b)	result, except on account of facts or circumstances concerning Buyer and/or its affiliates, in a violation of or default under any law, rule, or regulation or any order, writ, judgment, injunction, decree, determination or award, now in effect having applicability to the Company or the Subsidiaries, which would have a Material Adverse Effect; or

(c)	violate any provisions of any charter document or by-law restriction of the Company or the Subsidiaries.

3.7	Financial Statements.

(a)	Attached hereto as Section 3.7 of the Disclosure Schedule are the audited consolidated balance sheet, statement of income and statement of retained earnings of the Company as at and for the twelve month period ending December 31, 2003, including the related notes and the audited consolidated balance sheet, statement of income and statement of retained earnings of HCM Canada Inc. as at and for the twelve month period ending December 31, 2003, including the related notes (the financial statements and notes referenced above are collectively referred to as the “Financial Statements”) and the unaudited consolidated balance sheet and statement of income of the Company as at and for the 9 month period ended September 30, 2004 (the “Interim Financial Statements”). September 30, 2004 is herein referred to as the “Interim Date”. For greater certainty, the “Financial Statements” do not include the unaudited combined financial statements of the Company and HCM Canada Inc.

(b)	The Financial Statements and the Interim Financial Statements: (i) fairly present in all material respects, the consolidated financial condition of the Company or HCM Canada Inc., as applicable, as at the dates thereof and the consolidated results of operations for the respective periods covered by such statements; and (ii) have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis (“GAAP”), except that the Interim Financial Statements are subject to normal year-end adjustments, income tax provisions (including deferred income tax adjustments), and the absence of notes thereto.

3.8	Absence of Other Liabilities.

(a)	Except (i) to the extent reflected or reserved against in the Financial Statements (including the notes thereto) or the Interim Financial Statements, (ii) to the extent disclosed in Section 3.8 of the Disclosure Schedule, (iii) for amounts, fees, costs and expenses within the scope of Section 2.3(a)(ii)(A) or (B), and (iv) for normal trade creditor liabilities and other liabilities incurred since the Interim Date in the ordinary course of business, neither the Company nor the Subsidiaries has any outstanding indebtedness or any other liabilities or obligations (whether accrued, absolute, contingent or otherwise, and whether due or to become due) to the extent such indebtedness or other liability is required to be set forth on a balance sheet in accordance with GAAP.

(b)	This Section 3.8 shall not apply to any outstanding indebtedness or any other liabilities or obligations (whether accrued, absolute, contingent or otherwise and whether due or to become due) to the extent the subject matter relating to such indebtedness, liability or obligation is addressed in any other representation and warranty.

3.9	Assets.

         Except for assets disposed of, consumed, sold, collected or used since the Interim Date in the ordinary course of business or otherwise noted in Section 3.9 of the Disclosure Schedule, each of the Company and each of the Subsidiaries owns all of its assets (including, without limitation, those reflected in the Interim Financial Statements) free and clear of all Liens, except for Permitted Liens, which assets, together with other assets which the Company or any Subsidiary has the right to use, constitute all of the material assets necessary for the conduct of, or otherwise material to, the business and operations of the Company and its Subsidiaries, as presently conducted.

3.10	Leasehold Real Estate.

         Except as disclosed in Section 3.10 of the Disclosure Schedule, all material leases of Leasehold Real Estate are in good standing and such Company or Subsidiaries as the case may be party thereto, is not in default in payment of rent or in performance of its material obligations thereunder.

3.11	Real Estate.

The Company and the Subsidiaries own no Real Estate.

3.12	Contracts.

(a)	Other than any of the following that will be terminated, prepaid or repaid in full on or prior to Closing, Section 3.12 of the Disclosure Schedule sets forth a list as of the date of this Agreement of:

(i)	the franchise agreements for the top ten franchises based on the moneys paid to the Company or its Subsidiaries by the franchisees for the year ended December 31, 2003;

(ii)	the leases of Leasehold Real Estate for the top ten Hair Club corporate centers based on the EBITDA contribution to the Company and its Subsidiaries for the year ended December 31, 2003;

(iii)	all joint venture agreements with respect to the operation of a Hair Club center; and

(iv)	all contracts, commitments or agreements to which any of the Company or the Subsidiaries is a party (other than the plans listed on Section 3.16 of the Disclosure Schedule) which provide for per annum payments to or from the Company and its Subsidiaries in excess of $250,000;

(all such leases, agreements, contracts or commitments, the “Contracts”). The Company has previously made available to the Buyer true and complete copies of each Contract, including true and complete descriptions of any oral Contract, in all cases as amended and in effect as of the date of this Agreement. All Contracts are valid and binding obligations of the Company or the Subsidiaries who are a party thereto, in accordance with their respective terms and conditions.

(b)	Except as disclosed in Section 3.12 of the Disclosure Schedule and except as would not have a Material Adverse Effect, (i) there has been no uncured breach or default of any provision of any Contract, by any of the Company, the Subsidiaries, or to the Knowledge of the Company any other party thereto, and (ii) no event or circumstance has occurred which with lapse of time or the giving of notice or both would constitute an uncured breach or default by any of the Company or the Subsidiaries with respect to any Contract.

3.13	Restrictions on Business Activities.

        Except as set out in Section 3.13 of the Disclosure Schedule, there is no agreement, judgment, injunction, order or decree binding upon the Company, or any of the Subsidiaries prohibiting the conduct of business by Company and the Subsidiaries as currently conducted.

3.14 Absence of Changes.

        Except as set forth in this Agreement or in Section 3.14 of the Disclosure Schedule, (i) since December 31, 2003, the Company and the Subsidiaries have conducted their business only in the ordinary course consistent with past practice in all material respects, and; (ii) the Company and the Subsidiaries have not since December 31, 2003:

(a)	suffered any material damage or destruction to any material assets, rights or properties of the Company and the Subsidiaries whether or not covered by insurance;

(b)	mortgaged, pledged or subjected to lien, charge or any encumbrance any of their assets, tangible or intangible, except for Permitted Liens;

(c)	terminated or suffered the termination of any Contract other than by the expiration of its term in the ordinary course of business;

(d)	sold, assigned, transferred, abandoned or otherwise disposed of any assets with a book value in excess of $250,000 other than in the ordinary course of its business;

(e)	changed or amended or taken any action to amend or change its constating documents or by-laws;

(f)	made any material change in the accounting methods or practices of the Company or the Subsidiaries; or

(g)	declared or paid any dividends (including stock dividends), or made any other payments or distributions upon any of the capital stock of the Company.

3.15	Patents, Trademarks, Service Marks and Copyrights.

        All patents, patent applications, registered trademarks or service marks, trademark or service mark applications, registered copyrights and copyright applications owned by any of the Company or the Subsidiaries and material to the business of the Company and the Subsidiaries are listed in Section 3.15 of the Disclosure Schedule (“Intellectual Property Assets”). Each of the Intellectual Property Assets has been registered in, filed in or issued by the United States Patent and Trademark Office, the United States Register of Copyrights or the corresponding offices or registries of other countries, states or other jurisdictions to the extent set forth on said Section 3.15 of the Disclosure Schedule. Except as set forth in Section 3.15 of the Disclosure Schedule, none of the Company or the Subsidiaries has received any written notice within the past three (3) years from a third party claiming that the continuing conduct by the Company and the Subsidiaries of their business as presently conducted will result in the infringement of any patents, trade names, trademarks, service marks or copyrights owned by any third person or challenging the validity of any registration for and of the Intellectual Property Assets except for such instances where the claim has been settled without continuing liability.

3.16	Employee Benefit Plans.

(a)	Section 3.16 of the Disclosure Schedule lists all material employee benefit plans, policies and practices relating to employees or employee benefits with respect to which any of the Company or the Subsidiaries has, or may incur, any past, current, future or contingent obligations, including, without limitation, all plans, agreements, arrangements or policies relating to sick pay or leave, vacation pay or severance pay, deferred compensation, pensions, profit sharing, retirement income or other benefits, stock purchase and stock option plans, bonuses, severance arrangements, health benefits, disability benefits, insurance benefits and all other employee benefits or fringe benefits, excluding the Canada Pension Plan, the Ontario Health Insurance Plan and Canada Employment Insurance but including any: (i) employee welfare benefit plans within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (the “ERISA Welfare Plans”); (ii) employee benefit plans within the meaning of Section 3(2) of ERISA (the “ERISA Pension Plans”); and (iii) registered employee welfare benefit or pension benefit plans within the meaning of the Pension Benefits Act (Ontario) or any applicable legislation of any jurisdictions applicable to the Company and the Subsidiaries (individually, referred to as a “Plan” and, collectively, referred to as the “Plans”).

(b)	Copies of each such Plan, the most recent annual reports on Form 5500 filed with the Internal Revenue Service for any ERISA Welfare Plan or ERISA Pension Plan (if applicable) or any filing required to be made with any United

States or other Governmental Authorities with respect to the Plans and the most recent summary plan description for each Plan for which a summary plan description is required by law, have been made available to Buyer.

(c)	Each Plan has been administered and operated in all material respects in accordance with applicable law.

(d)	All reports and disclosures relating to such Plans required to be filed or distributed as of the Closing Date have been filed or distributed in material compliance with applicable law.

(e)	None of the Company or the Subsidiaries is a participant in any or has any liability with respect to a multi-employer Plan within the meaning of Section 3(37) of ERISA.

(f)	Neither the Company nor any Subsidiary maintains, sponsors or contributes to, or has maintained, sponsored or contributed in the past six years to, any “defined benefit plan” (within the meaning of Section 3(35) of ERISA) or a pension plan that provides for a “defined benefit” within the meaning of the Pension Benefits Act (Ontario).

(g)	No non-exempt “prohibited transaction” (within the meaning of Section 4975 of the Code and Section 406 of ERISA) has occurred with respect to any Plan which has subjected or could subject the Company or any Subsidiary to a material tax or penalty under Section 502 of ERISA or Section 4975 of the Code.

(h)	Other than claims in the ordinary course of benefits with respect to the Plans, there are no actions, suits or claims pending with respect to any Plan, or, to the Knowledge of the Company, any circumstances which might give rise to any such action, suit or claim.

(i)	Other than as set forth on Section 3.16 of the Disclosure Schedule, none of the Company or the Subsidiaries maintains any Plan which provides post-retirement benefits to employees.

(j)	The Company and the Subsidiaries have complied in all material respects with the health care coverage continuation requirements of Section 4980B of the Code.

(k)	Except as set forth in Section 3.16 of the Disclosure Schedule, the execution, delivery and performance of this Agreement by the Company and the Sellers and the consummation of the transactions contemplated by this Agreement by the Company and the Sellers will not result in an increase in the amount of compensation and benefits or the acceleration of the vesting or timing of payment of any compensation or benefits payable to or in respect of any current or former employee, officer, director or independent contractor of the Company or any of its Subsidiaries or any increased or accelerated funding obligation with respect to any Plan.

(l)	Notwithstanding any provision of this Agreement to the contrary, this Section 3.16 and Section 3.17 shall be the exclusive representations and warranties in respect of matters relating to the Plans and conditions, liabilities or losses arising from any such matters.

3.17	Labor Relations.

        Except as set forth in Section 3.17 of the Disclosure Schedule, there is no unfair labor practice complaint against any of the Company or the Subsidiaries pending before the National Labor Relations Board or any applicable provincial labour board or, to the Knowledge of the Company, threatened before the National Labor Relations Board or any applicable provincial labour board. Except as set forth in Section 3.17 of the Disclosure Schedule, there are no proceedings pending or, to the Knowledge of the Company, threatened, before the National Labor Relations Board, the Equal Employment Opportunity Commission, the United States Departments of Labor, Civil Rights, and/or Justice or any other Governmental Authority in any jurisdiction with respect to any of the Company or the Subsidiaries that would have a Material Adverse Effect. There is no labor strike or lockouts pending or, to the Knowledge of the Company, threatened against any of the Company or the Subsidiaries that would have a Material Adverse Effect. To the Knowledge of the Company, there is no pending or threatened representation question involving an attempt to organize a bargaining unit, including any employees of any of the Company or the Subsidiaries. None of the Company or the Subsidiaries is a party to or bound by any collective bargaining agreement. No collective bargaining agreement is currently being negotiated by any of the Company or the Subsidiaries with respect to the employees of any of the Company or the Subsidiaries.

3.18	Taxes and Tax Returns.

Except as disclosed in Section 3.18 of the Disclosure Schedule:

(a)	Each of the Company and the Subsidiaries has filed or caused to be filed within the time period and in the manner prescribed by applicable law, all U.S. federal, state, Canadian federal, provincial, local and foreign returns, reports or other declarations, elections, notices, forms, designations, filings, statements and information returns relating to Taxes required to be filed by it (collectively, the “Tax Returns”) and all such Tax Returns are true, complete and correct and each of the Company and the Subsidiaries has paid or caused to be paid all Taxes set forth on such Tax Returns as due and payable by it with respect to the periods covered by such Tax Returns and has paid all assessments and reassessments it has received in respect of Taxes.

(b)	Each of the Company and the Subsidiaries has paid in full all Taxes due and payable before the Closing Date which are not reflected in its Tax Returns and with respect to any Taxes of the Company and the Subsidiaries not yet due and payable, adequate reserves and accruals for such Taxes have been made in the Financial Statements or in the books and records of the Company and the Subsidiaries, respectively.

(c)	None of the Company or the Subsidiaries has received written notice from any taxing authority of any deficiency relating to the payment or assessment of any Taxes for any period which remains unsettled at the date hereof, and to the Knowledge of the Company, there exists no reasonable basis to believe that any such deficiency exists in excess of reserves and accruals set forth in the Financial Statements or in the books and records of the Company or the Subsidiaries. None of the Company or the Subsidiaries is negotiating any final or draft assessment or reassessment in respect of Taxes with any Governmental Authority (other than a court) in respect of any Taxes for any period ending on or prior to the Closing Date and, to the Knowledge of the Company, there are no facts which would constitute grounds for the assessment or reassessment of Taxes payable by the Company for any period ending on or prior to the Closing Date, except in respect of Taxes that are provided for in the Financial Statements or in the books and records of the Company or the Subsidiaries.

(d)	None of the Company or the Subsidiaries has executed any waiver of any statute of limitations on the assessment or collection of Taxes with respect to the Company or the Subsidiaries or executed any agreement now in effect extending the period of time to assess or collect any Taxes with respect to the Company or the Subsidiaries.

(e)	There are no Liens for Taxes (other than Permitted Liens) upon, pending against or, to the Knowledge of the Company, threatened against any assets of the Company or the Subsidiaries.

(f)	None of the Company or the Subsidiaries is a party to any tax sharing agreement, or has assumed or guaranteed the Tax liability of any other Person. To the Knowledge of the Company, neither the Company nor any of its Subsidiaries has any transferee liability for any U.S. or Canadian federal, state, provincial or local Taxes. The Company and the Subsidiaries do not have any Tax liability under Treasury Regulations Section 1.1502-6 (or any comparable or similar provision of state of local).

(g)	Each of the Company and the Subsidiaries has (i) withheld and collected all amounts required by applicable law to be withheld or collected by it on account of Taxes and has remitted all such amounts to the appropriate Governmental Authority (other than a court) within the time required by applicable law, (ii) remitted all Canada Pension Plan contributions, Quebec Pension Plan Contributions, employment insurance premiums, employer health taxes and other Taxes payable by it in respect of its employees to the appropriate Governmental Authority (other than a court) within the time required by applicable law, and (iii) charged, collected and remitted on a timely basis all Taxes as required by applicable law on any sale, supply or delivery whatsoever, made by it.

(h)	None of the Company or the Canadian resident Subsidiaries has claimed any reserve under any provision of the ITA or any equivalent provincial provision,

if any amount could be included in its income for any period ending after the Closing Date except to the extent such amounts are provided for on the books and records of the Company and the Subsidiaries. No amounts remain outstanding by the Company or a Canadian resident Subsidiary in respect of a deductible outlay or expense to a person with whom it was not dealing at arm’s length at the time the outlay or expense was incurred.

(i)	Notwithstanding any provision of this Agreement to the contrary, this Section 3.18 shall be the exclusive representation and warranty in respect of Tax matters of any kind or conditions, liabilities or losses arising from or relating to such matters.

3.19	Insurance.

        The physical properties, business, operations and assets of the Company and the Subsidiaries are insured against loss or damage pursuant to the insurance policies set forth in Section 3.19 of the Disclosure Schedule.

3.20	Environmental Matters.

(a)	Definitions. As used in this Agreement, the following terms shall have the following meanings:

(i)	“Environmental Laws” means any and all foreign, federal, state, provincial, municipal or local laws, rules, regulations orders, writs, judgments, injunctions, decrees, determinations or awards relating to pollution or protection of the environment, consisting of all laws and requirements relating to emissions, discharges, releases or threatened releases of Hazardous Materials.

(ii)	“Hazardous Materials” means any waste or other substance that is listed, defined, designated or classified as, or otherwise determined to be, hazardous, radioactive or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law or otherwise regulated under any Environmental Law.

(iii)	“Release” or “Releasing” means spilling, or disposing, discharging, emitting, depositing, ejecting, leaching, escaping, of any Hazardous Material.

(b)	Except as described or referenced in Section 3.20 of the Disclosure Schedule or except for such instances as would not constitute a Material Adverse Effect:

(i)	The Company and its Subsidiaries have conducted their operations in compliance with applicable Environmental Laws.

(ii)	Neither the Company nor any of the Subsidiaries has within the past three years received any written citation, order, claim, litigation, investigation, proceeding, judgement, letter or other written communication from any regulatory authority (for the purposes of this Section 3.20, a “Notice”) of non-compliance and to the Knowledge of the Company, there are no facts which could be reasonably expected to give rise to a Notice of non-compliance under any Environmental Laws, in respect of the operations of the Company or the Subsidiaries.

(iii)	Neither the Company nor any of the Subsidiaries has disposed of or Released any Hazardous material except in compliance with all applicable Environmental Laws.

(iv)	There are no civil, criminal or administrative actions, suits, demands, claims, hearings, notices or demand letters, notices of violation, investigations, or proceedings of any kind or nature pending or to the Knowledge of the Company threatened against the Company or the Subsidiaries pursuant to any applicable Environmental Law.

(c)	Notwithstanding any provision of this Agreement to the contrary, this Section 3.20 shall be the exclusive representation and warranty in respect of environmental matters or conditions, liabilities or losses arising from such matters.

3.21	Permits and Licenses.

        Except as set forth in Section 3.21, each of the Company and the Subsidiaries, respectively, holds all licenses, permits and authorizations necessary for the lawful operation of its business as presently conducted pursuant to all applicable statutes, laws, ordinances, rules and regulations of all Governmental Authorities having jurisdiction over the Company or any Subsidiary, other than such licenses, permits and authorizations the absence of which would not have a Material Adverse Effect.

3.22	Compliance with Laws.

        Except as set forth in Section 3.22 of the Disclosure Schedule, each of the Company and the Subsidiaries is in compliance with requirements of applicable statutes, laws, ordinances, regulations, rules, codes or decrees, whether foreign or domestic, federal, state, provincial, municipal or local, which affect it or its business or assets or to which it is subject (but excluding Environmental Laws which are covered exclusively by Section 3.20 (Environmental Matters) hereof, excluding laws regarding Taxes which are covered exclusively by Section 3.18 (Taxes and Tax Returns) and excluding laws regarding Plans covered exclusively by Section 3.16) (the “Laws”), except for such instances where the failure to comply would not constitute a Material Adverse Effect. To the Knowledge of the Company, none of the Company nor the Subsidiaries has received within the last twelve (12) months any written notice or other written communication from any Governmental Authority with respect to violation and/or failure to comply with the Laws.

3.23	Related Party Transactions.

        Except as set forth in Section 3.23 of the Disclosure Schedule, except in respect of employment benefits and employment compensation to and related non-competition and confidentiality covenants of officers, directors, and employees, except for those arrangements terminated without continuing liability to the Company or its Subsidiaries on or before Closing and except for arrangements between the Company and a Subsidiary or between Subsidiaries, none of the Company or the Subsidiaries is a party to any contract, agreement, loan or arrangement with any Seller or any director or executive officer of the Company or any Subsidiary.

3.24	Litigation.

        Except as set forth in Section 3.24 of the Disclosure Schedule, there is no action, suit, investigation, subpoena or proceeding pending or, to the Knowledge of the Company, threatened against any of the Company or the Subsidiaries.

3.25	Brokerage.

        Except as set forth in Section 3.25 of the Disclosure Schedule, the Company has not dealt with any broker or finder in connection with the transactions contemplated herein who would be entitled to a fee or commission from the Company or its Subsidiaries in connection with the transaction contemplated herein.

4.	REPRESENTATIONS AND WARRANTIES OF THE SELLERS.

        Each of the Sellers severally (and not jointly nor jointly and severally except as expressly provided in Section 13.8 with respect to the Hudson Group and the Martin Group) represents and warrants to the Buyer as of the date hereof that (and acknowledges that the Buyer is relying on the representation and warranties in completing the transaction contemplated herein):

4.1	Authority of Sellers/Enforceability.

(a)	The execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate or other action of such Seller.

(b)	This Agreement has been executed and delivered by such Seller.

(c)	This Agreement constitutes the legal, valid and binding obligation of such Seller and is enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereinafter in effect relating to creditors’ rights generally and to the application of equitable principles.

4.2 Capitalization.

        (i) Such Seller is the registered owner of the Stock indicated as being held by such Seller (hereinafter referred to in this Section 4.2 with respect to such Seller as such “Seller’s Stock”) in Section 4.2 of Schedule 4 (except that with respect to each member of the EdgeStone Group, such Seller’s Stock is registered in the name of a nominee and except that with respect to the Management Shareholders each of such Seller’s Stock is registered in the name of the U.S. Nominee), (ii) such Seller is the beneficial owner of such Seller’s Stock (iii) such Seller’s

Stock is validly issued, fully paid and non-assessable, and (iv) except as disclosed in Section 4.2 of the Disclosure Schedule, such Seller has no Options or any options, warrants, conversion privileges or other rights, agreements, arrangements or commitments (pre-emptive, contingent or otherwise) for the purchase or sale of securities of the options, warrants, conversion privileges or other rights, agreements, arrangements or commitments (pre-emptive, contingent or otherwise) for the purchase or sale of securities of any of the Company or its Subsidiaries.

4.3	Residency.

        Unless such Seller’s name is listed on Section 4.3 of Schedule 4, such Seller is not a non-resident of Canada under the ITA. If such Seller is a partnership or limited partnership, Section 4.3 of Schedule 4 correctly sets out the names of all its partners that are non-resident of Canada under the ITA.

4.4	Brokerage.

        Except as set forth in Section 4.4 of Schedule 4, such Seller has not dealt with any broker or finder in connection with the transactions contemplated herein who would be entitled to a fee or commission in connection with the transactions contemplated herein.

4.5	Litigation.

        There is no action, suit, complaint, claim, cause of action, investigation, subpoena or proceeding pending, or to such Seller’s knowledge, threatened against such Seller, nor has any order, writ, injunction, subpoena or decree been issued by any court or Governmental Authority to such Seller which, in either case, prohibits or seeks to enjoin the transactions contemplated by this Agreement.

4.6	Related Party Transactions

        Except as set forth in Section 4.6 of Schedule 4, except in respect of employment benefits and employment compensation to any officer, director, or employee who is a Seller, and except for those arrangements terminated without continuing liability to the Company or its Subsidiaries on or before Closing, none of the Company or the Subsidiaries is a party to any contract, agreement, loan or arrangement with such Seller or, in the case of an individual Seller, any family member or relative of such Seller.

4.7	Buyer Securities

        In the case of each of the EdgeStone Funds: (i) such partnership (which, for greater certainty, does not include any partner of such a partnership or any parallel investor) does not own any shares of Regis Corporation, any securities that are convertible or exchangeable for the shares of Regis Corporation or, to the knowledge of the general partner of such partnership without inquiry, any other property the fair market value of which is attributable to any shares of Regis Corporation; and (ii) each such partnership does not have any current intention to acquire any shares of Regis Corporation, any securities that are convertible or exchangeable for the shares of Regis Corporation or, to the knowledge of the general partner of such partnership without inquiry, any property the fair market value of which is attributable to any shares of Regis Corporation.

        In the case of Hudson and Cameron Capital: (i) each such Person and any Person not dealing at arm’s length with such Person for purposes of the ITA does not own any shares of Regis Corporation, any securities that are convertible or exchangeable for the shares of Regis Corporation or, to its knowledge without inquiry, any other property the fair market value of which is attributable to any shares of Regis Corporation and (ii) each such Person and any Person not dealing at arm’s length with such Person for purposes of the ITA does not have any current intention to acquire any shares of Regis Corporation, any securities that are convertible or exchangeable for the shares of Regis Corporation or, to the knowledge of such Person without inquiry, any property the fair market value of which is attributable to any shares of Regis Corporation.

        In the case of Martin and LMco: (i) each such Person and any Person not dealing at arm’s length with such Person for purposes of the ITA does not own any shares of Regis Corporation, any securities that are convertible or exchangeable for the shares of Regis Corporation or, to its knowledge without inquiry, any other property the fair market value of which is attributable to any shares of Regis Corporation and (ii) each such Person and any Person not dealing at arm’s length with such Person for purposes of the ITA does not have any current intention to acquire any shares of Regis Corporation, any securities that are convertible or exchangeable for the shares of Regis Corporation or, to the knowledge of such Person without inquiry, any property the fair market value of which is attributable to any shares of Regis Corporation.

5.	REPRESENTATIONS AND WARRANTIES OF BUYER.

        Buyer represents and warrants to Sellers as of the date hereof that (and acknowledges that the Sellers are relying on the representation and warranties in completing the transaction contemplated herein):

5.1	Organization and Qualification of Buyer.

        The Buyer is duly incorporated or amalgamated, organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization as the case may be. The Buyer is duly qualified, licensed and authorized to do business as a foreign corporation or an extra-provincial corporation, as applicable, and is in good standing as a foreign corporation or an extra-provincial corporation, as applicable, in the jurisdictions, if any, where it is required to be so licensed, qualified or authorized to conduct its business or own its property, except where jurisdictions in which the failure to be so licensed, qualified or authorized would not have a Material Adverse Effect.

5.2	Authority of Buyer.

(a)	The execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate or other action of the Buyer (including its investment committee).

(b)	This Agreement has been executed and delivered by each of the Buyer.

(c)	This Agreement constitutes the legal, valid and binding obligation of the Buyer and is enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereinafter in effect relating to creditors’ rights generally and to the application of equitable principles.

5.3	Government Approvals, Notices and Filings.

        Except as set forth in Section 5.3 of Schedule 5, no consent or approval of, giving of notice to, registration with, or taking of any action in respect of or by, any Governmental Authority, is required with respect to the execution, delivery or performance by Buyer of this Agreement.

5.4 Investment Representations.

        Buyer is an accredited investor within the meaning of the Securities Act of 1933, as amended to date, and acknowledges that it is able to evaluate, and can bear, the economic risk of its investment. Buyer has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Stock. Buyer is acquiring the Stock for investment and not with a view to, or for sale in connection with, any distribution thereof nor with any present intention of distributing or selling such Stock. Buyer acknowledges that the Stock shall not be transferable in the absence of: (i) registration under relevant federal and state laws, the rules promulgated thereunder or an exemption therefrom; and/or (ii) registration or qualification under the provisions of any applicable blue sky laws or an exemption therefrom. Except for the representations and warranties set forth in Section 3 and Section 4 hereof, Buyer acknowledges that Sellers and Company have made no representations or warranties, implied or expressed, regarding Sellers, the Company or the Subsidiaries, the assets, liabilities or business of the Company or the Subsidiaries, or the Stock.

5.5	Litigation.

        There is no action, suit, complaint, claim, cause of action, investigation, subpoena or proceeding pending, or to Buyer’s knowledge, threatened against Buyer, nor has any order, writ, injunction, subpoena or decree been issued by any court or Governmental Authority to Buyer which, in either case, prohibits or seeks to enjoin the transactions contemplated by this Agreement.

5.6	Brokerage.

        Except as set forth in Section 5.6 of Schedule 5, Buyer has not dealt with any broker or finder in connection with the transactions contemplated herein.

5.7	Financing.

        As at and from the date hereof, the Buyer is solvent and has and will have at Closing, sufficient financial resources to pay the Purchase Price in full in cash and make the loans contemplated by Section 2.3(a)(i) and (ii) in accordance with the terms of this Agreement and without limiting, the foregoing, the Buyer’s sources of such funds contain no conditions to the

Buyer’s drawing such funds and the Buyer will draw all such necessary funds on the Closing Date.

6.	COVENANTS OF COMPANY.

        The Company covenants and agrees with the Buyer as follows prior to the Closing Date:

6.1	Restrictions.

        Except as contemplated by this Agreement (including the Disclosure Schedule) and except with the prior written consent of the Buyer (which consent shall not be unreasonably withheld, conditioned or delayed in the case of subsections (g) and (h) below), the Company shall and shall cause each of the Subsidiaries to conduct its business only in the ordinary course of business, including without limitation with respect to working capital, and, furthermore, except as contemplated by this Agreement (including the Disclosure Schedule), the Company and the Subsidiaries shall not (except with the prior written consent of Buyer, which consent shall not be unreasonably withheld, conditioned or delayed in the case of subsections (g) and (h) below):

(a)	declare or pay any dividends (including stock dividends), or make any other payments or distributions upon any of the capital stock of the Company;

(b)	sell, lease, transfer or otherwise dispose of all or any material portion of its assets, including, without limitation, rights to patents, know-how, intellectual property or other intangible assets or cancel any debts or claims, except in the ordinary course of business;

(c)	make any change in the Certificate or Articles of Incorporation or Bylaws or other charter documents of any of the Company or the Subsidiaries;

(d)	effect any dissolution, winding-up, liquidation or termination of the Company or any Subsidiary;

(e)	effect any merger, amalgamation or consolidation of the Company or the Subsidiaries whether or not it is the survivor thereof or effect any reorganization or recapitalization of the Company or the Subsidiaries;

(f)	incur any indebtedness in excess of $250,000 or amend the terms of any existing indebtedness in excess of $250,000;

(g)	enter into, assume or amend any Contract, other than Contracts entered into in the ordinary course of business consistent with past practice and providing for per annum payments of no more than $250,000 in the aggregate;

(h)	make any capital commitments for capital expenditures, in an amount in excess of $100,000 in the aggregate except for any commitments not in excess of the amounts described in Schedule 6.1;

(i)	change its method of accounting or accounting principles or practice, except for any such change required by reason of a concurrent change in GAAP;

(j)	agree, in writing or otherwise, to take any of the foregoing actions.

6.2	Access.

        The Company will, upon reasonable notice, permit Buyer, Buyer’s counsel, auditors, environmental consultants, appraisers and other advisers and representatives to review and inspect all financial and business records and documents (except for trade secrets) of the Company and the Subsidiaries in the custody, care or control of Company or a Subsidiary and to have reasonable access to the Company and the Subsidiaries throughout all regular business hours upon reasonable prior notice, provided the same does not unduly disrupt the conduct of their business, and subject to existing confidentiality and non-disclosure obligations of Buyer and its affiliates.

7.	COVENANTS OF SELLERS.

        Each of the Sellers (severally and not jointly nor jointly and severally except as expressly provided in Section 13.8 with respect to the Hudson Group and the Martin Group) covenants and agrees with Buyer as follows throughout the period from the date hereof through the Closing:

7.1	No Transfer of Interest.

        Such Seller shall not sell, transfer, assign, pledge or otherwise convey to any person or entity other than Buyer or its nominees any of such Seller’s Stock or any Options owned by such Seller except that such Seller may sell, transfer, assign or otherwise convey any of such Seller’s Stock to one or more of its affiliates prior to the Closing provided that such Seller shall cause any such affiliate to sell, transfer, assign or otherwise convey such Stock to Buyer or its nominee in accordance with the terms of this Agreement. In the event of such transfer, the term “Seller” in this Agreement shall apply to both such Seller and the affiliate or affiliates to which such Seller has transferred any of the Stock.

7.2	Authorization / Consummation.

        Such Seller shall use reasonable efforts to obtain all authorizations, consents and approvals of third persons and Governmental Authorities that may be required to permit the consummation by such Seller of the transactions contemplated by this Agreement. Such Seller shall use its reasonable efforts to satisfy all conditions to the Closing that are within its control to the end that the transactions contemplated by this Agreement shall be fully carried out. In making reasonable efforts under this Section 7.2, such Seller shall not be required to make any payment (other than reasonable legal fees) that they are not presently contractually required to make, enter into any other agreement or arrangement with any person that it is not presently contractually required to enter into, accept any significant modification in any existing agreement or arrangement, or agree to any of the foregoing.

7.3	Non-Solicitation.

        From and after the date of this Agreement until Closing, such Seller shall not, directly or indirectly, solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or enter into any agreement with, any Person (other than the Buyer) relating to any transaction involving the sale of any shares of the Company (except as permitted under Section 7.1 hereof), the sale of all or a portion of the business or assets of the Company or its Subsidiaries (other than sales of assets in the ordinary course consistent with past practice), or any other business combination transaction involving the Company or its Subsidiaries.

7.4	Acquisition Covenant.

        Such Seller shall not, for and during the period of three (3) years from the Closing Date, without Buyer’s prior consent, which consent may be withheld in the Buyer’s discretion, acquire all or any significant portion of the capital stock of, or all or any material portion of the assets of, Bosley Medical Institute, Inc., a Delaware corporation or Medical Hair Restoration, a Florida corporation.

7.5	Employment Non-Solicit.

        Such Seller shall not, for and during the period of three years from the Closing Date, employ, offer employment to or solicit the employment or engagement of any individual who is employed by the Company or any of its Subsidiaries in a senior management position or was so employed by the Company or any such its Subsidiary within 3 months prior to such employment, offer or solicitation by such Seller.

7.6	Buyer Securities

        In the case of the Hudson Group and the Martin Group only, each of Hudson, Cameron Capital, Martin and LMCo covenants not to acquire within the two year period following the Closing Date shares of Regis Corporation, any securities that are convertible or exchangeable for shares of Regis Corporation or any other property the fair market value of which is attributable to any shares of Regis Corporation, and each of Hudson, Cameron Capital, Martin and LMCo shall use his or its reasonable best efforts to ensure that Persons with whom such Seller does not deal at arm’s length (within the meaning of the ITA) do not acquire within the two year period following the Closing Date shares of Regis Corporation, any securities that are convertible or exchangeable for shares of Regis Corporation or any other property the fair market value of which is attributable to any shares of Regis Corporation.

        In the case of each EdgeStone Fund only, such EdgeStone Fund covenants not to acquire within the two year period following the Closing Date shares of Regis Corporation, any securities that are convertible or exchangeable for shares of Regis Corporation or any interests in any entity the value of which, to the knowledge of such EdgeStone Fund without inquiry, is derived primarily from such shares or securities and such EdgeStone Fund shall not knowingly cause Persons controlled by such EdgeStone Fund for purposes of the ITA to acquire within the two year period following the Closing Date shares of Regis Corporation, any securities that are convertible or exchangeable for shares of Regis Corporation or any interests in any entity the value of which, to the knowledge of such EdgeStone Fund without inquiry, is derived primarily from such shares or securities.

8. COVENANTS OF BUYER.

     Buyer covenants and agrees with Sellers as follows throughout the period from the date hereof through the Closing:

8.1 Confidentiality.

     The Buyer reaffirms the non-disclosure agreement dated August 19, 2004 (the “Confidentiality Agreement”), between the Buyer and the Company, and agrees to fulfill its obligations thereunder through the Closing Date. If this Agreement is, for any reason, terminated prior to the Closing, the Confidentiality Agreement shall nonetheless continue in full force and effect.

8.2 Authorization / Consummation.

     Buyer shall use its reasonable efforts to obtain all authorizations, consents and approvals of third persons and Governmental Authorities that may be required to permit the consummation by Buyer of the transactions contemplated by this Agreement. Buyer shall use reasonable efforts to satisfy all conditions to the Closing that are within their control to the end that the transactions contemplated by this Agreement shall be fully carried out.

     Except in respect of fees required to be paid by Buyer as described in Sections 9.1 and 9.2, in making reasonable efforts under this Section 8.2, Buyer shall not be required to make any payment (other than reasonable legal fees) that they are not presently contractually required to make, enter into any other agreement or arrangement with any person that it is not presently contractually required to enter into, accept any significant modification in any existing agreement or arrangement, or agree to any of the foregoing.

9. MUTUAL COVENANTS OF COMPANY AND BUYER.

9.1 Regulatory Filings.

     Each of the Company and the Buyer hereto will furnish to the other such necessary information and reasonable assistance as such other may reasonably request in connection with its preparation of filings or submissions to any Governmental Authority required in connection with this Agreement and the transactions contemplated hereby. Buyer shall be responsible for all filing fees and other expenses that are payable in connection with such filings and submissions required by applicable law to be made by Buyer (including, for greater certainty, all filing fees under the HSR Act required in connection with the transactions contemplated by this Agreement). The Company shall be responsible for all filing fees and other expenses that are payable in connection with such filings and submissions required by applicable law to be made by the Company and, for greater certainty, the Company shall not be responsible for any filing fees in respect of any filing required under the HSR Act or any similar law in connection with the transactions contemplated herein.

9.2 Hart-Scott-Rodino Act.

     Buyer and Company, at Buyer’s expense, shall prepare all necessary documentation and perform all other necessary actions to complete all necessary filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) and shall each request early termination of the waiting period in their respective filings. The Company and the Buyer shall file a notification and report form pursuant to the HSR Act as promptly as practicable after the date of execution of this Agreement (and in any event within two (2) Business Days of the date of execution of this Agreement). Each party agrees to use reasonable efforts to respond to any request for additional information within five (5) days of receipt of the request. In the event the applicable waiting period (which term includes the extension period) under the HSR Act (a “Required Waiting Period”) has not expired or terminated by the Closing Date, the Closing Date shall be delayed until five (5) Business Days after expiration of the last applicable Required Waiting Period or, if required by law, after approval has been obtained but in no event shall the Closing Date be delayed later than December 21, 2004.

9.3 Tax Matters.

(a)	The Sellers’ Representative shall be given the opportunity to review, comment upon and suggest changes or corrections to, any Tax Returns to be filed by the Company or any Subsidiary which include any Seller Tax Period and any amendment to such Tax Return or any Tax Return filed by the Company or any Subsidiary prior to the Closing (and the work papers of the Company, the Subsidiaries, and its accountants used in the preparation thereof), in each case prior to the filing thereof (but in no event less than 30 days prior to such filing). Without limiting the generality of Sections 12.2 and 12.3 hereof, the Buyer shall, and shall cause the Company and the Subsidiaries to, fully cooperate with and assist the Sellers’ Representative (including, without limitation, allowing access by the Sellers’ Representative and its representatives (including, without limitation, its counsel and independent auditors) to the books and records (written and computer) of the Company and the Subsidiaries and allowing the Sellers’ Representative (and their representatives) to make copies thereof) in connection with the review by the Sellers’ Representative of any such Tax Returns or amendments); and the Sellers Representative (and their representatives) shall not be charged with any cost or expense for the assistance rendered by the Buyer, the Company or the Subsidiaries in connection therewith. In the event of any dispute regarding the matters set forth in this Section 9.3(a), then Ernst & Young LLP (the “Tax Matter Arbitrator”) shall be requested to make a written determination resolving any such dispute and such determination shall be final and binding. The Tax Matter Arbitrator shall allow the Buyer and the Sellers’ Representative to present their respective positions regarding any such dispute (provided that, for greater certainty, such presentations are limited to matters described in the Sellers’ Representative’s dispute notice) or any dispute regarding a proposed compromise or settlement referred to in Section 13.5(d)(iii), and each of the Buyer and the Sellers’ Representative shall have the right to present additional documents, materials and other information, and make an oral presentation to the Tax Matter Arbitrator, regarding such dispute and the Tax Matter Arbitrator shall consider such additional documents, materials and other information and such oral presentation. Any such other documents, materials or other information shall be copied to each of the Buyer and the Sellers’ Representative and each of the Sellers’ Representative and the Buyer shall be entitled to attend any such oral presentation. The parties shall use best efforts to cause the Tax Matter Arbitrator to complete its work within 30 calendar days of its engagement. The fees and disbursements of the Tax Matter Arbitrator shall be allocated between the Buyer and the Sellers equally.

(b)	Except as required by law, without the Sellers’ Representative prior written consent, none of the Buyer, the Company or the Subsidiaries shall take any position on any tax return, report or other declaration (including without limitation any amendment thereto) which the Sellers’ Representative does not have an opportunity to review and dispute pursuant to Section 9.3(a) above for any taxable period which might result in any increase in Tax (over accruals therefore on the books and records of the Company as of the end of the day prior to the Closing Date) for any Seller Tax Period.

(c)	The Sellers and the Buyer agree that the Company and any Canadian resident Subsidiaries shall elect under subsection 256(9) of the ITA in its Tax Return filed under the ITA for its taxation year ending immediately before the time of Closing not to have subsection 256(9) apply (with the result that such taxation year will end immediately before the time of Closing and not at the commencement of the Closing Date), and further agree that the Company and such Subsidiaries shall make any similar elections under any applicable provincial tax legislation.

(d)	For greater certainty and notwithstanding anything to the contrary in this Agreement, any reference in this Agreement to a year or period ending on or before the Closing Date or on and including the Closing Date or to Taxes accruing due on or before the Closing Date or similar terms shall not include any year or period, or any Taxes in respect of any year or period, of the Company or any Canadian resident Subsidiaries, ending on or immediately prior to the Closing Date other than the year or period ending by reason of the acquisition of control of the Company by the Buyer pursuant to this Agreement.

(e)	Notwithstanding anything to the contrary contained herein, the parties hereto agree that:

(i)	for greater certainty, after the Closing, the Company and the Subsidiaries shall pay the amounts due and payable in respect of Taxes for the year ended December 31, 2003 of approximately $750,000 and the Company and the Subsidiaries shall be entitled to any refund of Taxes of approximately $750,000 for the year ending on the Closing Date. No party may make a claim under this Agreement for indemnity for Taxes or otherwise or an adjustment to the Purchase Price as a result of such amounts;

(ii)	Transaction Benefits shall be claimed in the Tax Return of a United States Subsidiary for the tax year ending on the Closing Date; and

(iii)	if it should be determined that all or any portion of the tax deduction relating to the Transaction Benefits are properly allocable to a period ending after the Closing Date, such deduction shall be treated for all purposes of this Agreement as arising in the Seller Tax Period for purposes of determining the Taxes attributable to the Seller Tax Period.

10. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BUYER TO CLOSE.

     The obligation of Buyer to acquire the Stock as contemplated hereby, and the obligation of the Buyer to perform its other obligations hereunder to be performed on or after the Closing Date, shall be subject to the fulfillment, on or prior to the Closing Date, unless otherwise waived in writing by Buyer, of the following conditions:

10.1 Representations and Warranties.

     The representations and warranties of (i) the Company set forth in Section 3 hereof and (ii) the Sellers set forth in Section 4 hereof; shall (disregarding all qualifications and exceptions contained in such representations relating to materiality or Material Adverse Effect) be true and correct on the Closing Date as if made on and as of such date or, to the extent that any such representations and warranties, by their terms, are made expressly as of the date hereof or another date, as of such other date (except, in any case, where such failure to be true and correct shall not have a Material Adverse Effect).

10.2 Performance of Covenants.

     Sellers and Company shall have performed in all material respects all of their obligations contained in this Agreement to be performed on or prior to the Closing Date.

10.3 Threatened or Pending Proceedings.

     No proceedings shall have been initiated (and not dismissed) by any Governmental Authority seeking to enjoin or otherwise restrain the consummation of the transactions contemplated hereby.

10.4 Consents and Approvals.

     Any applicable waiting periods under the HSR Act shall have expired or been terminated.

10.5 Delivery of Stock.

     All of the Stock shall have been delivered to Buyer as required by the terms hereof.

10.6 Options and Stock Loans.

     All Options in respect of stock of the Company shall have been exercised or terminated at or prior to Closing. All loans made by the Company to a Seller in connection with the purchase of stock shall be repaid on Closing and any security granted by such Seller to the Company shall be released.

10.7 Legal Opinion of Torys LLP.

     Buyer shall have received opinions dated as of the Closing Date of Tory s LLP in the form attached as Schedule 10.7.

10.8 No Adverse Changes.

     During the period from the date hereof through the Closing Date, there shall not have been any changes in the business, results of operations, properties or financial condition of the Company and the Subsidiaries taken as a whole since the Interim Date, which have had a Material Adverse Effect.

10.9 Escrow Agreement

     The Sellers (or the Sellers’ Representative on behalf of the Sellers) shall have executed and delivered the Escrow Agreement.

11. CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLERS TO CLOSE.

     The obligation of the Sellers to sell the Stock as contemplated hereby, and to perform their other obligations hereunder to be performed on or after the Closing, shall be subject to the fulfillment, on or prior to the Closing Date, unless otherwise waived in writing by the Sellers’ Representative, of the following conditions:

11.1 Representations and Warranties.

     The representations and warranties of Buyer set forth in Section 5 hereof shall be true and correct in all material respects on the Closing Date as if made on and as of such date, unless otherwise specified therein.

11.2 Performance of Covenants.

     Buyer shall have performed in all material respects all of its obligations contained in this Agreement to be performed on or prior to the Closing Date.

11.3 Threatened or Pending Proceedings.

     No proceedings shall have been initiated (and not dismissed) by any Governmental Authority seeking to enjoin or otherwise restrain the consummation of the transactions contemplated hereby.

11.4 Consents and Approvals.

     Any applicable waiting periods under the HSR Act shall have expired or terminated.

11.5 Options and Stock Loans.

        All Options in respect of stock of the Company shall have been exercised or terminated at or prior to Closing. All loans made by the Company to a Seller in connection with the purchase of stock shall be repaid on Closing and any security granted by such Seller to the Company shall be released.

11.6 Legal Opinion of Buyer’s Counsel.

        Sellers shall have received opinions, dated as of the Closing Date of counsel to Buyer in the form attached as Schedule 11.6.

11.7 Escrow Agreement

        The Buyer shall have executed and delivered the Escrow Agreement.

12.   CERTAIN RIGHTS AND OBLIGATIONS SUBSEQUENT TO CLOSING.

12.1 Survival of Representations, Warranties, Agreements, Covenants and Obligations.

        All representations and warranties contained herein, and all agreements and covenants contained herein, or in either case in any other certificate executed and delivered by any party to another party in connection with this Agreement, shall be deemed to have been relied upon by the other party and shall survive the execution and delivery of this Agreement, and the sale and purchase of the Stock and payment therefore. Notwithstanding the foregoing, all such representations, warranties, agreements and covenants shall expire and terminate on October 31, 2006, except that: (i) the representations and warranties of each Seller contained in Sections 4.2 {Capitalization} and of the Company contained in Section 3.4 {Capitalization} shall survive indefinitely and (ii) the representations and warranties of the Company contained in Section 3.18 {Tax Matter} shall survive until 30 days after which no assessment, reassessment or other document assessing tax may be issued to the Company or any Subsidiaries in respect of a taxation year to which such representations and warranties extend.

12.2 Company Books and Records.

        For a period of seven (7) years from the Closing Date (or such longer period as may be required of Buyer by any Governmental Authority or requested by Sellers’ Representative in connection with disputes or litigation):

(a)	Buyer shall not (and shall cause the Company and the Subsidiaries not to) dispose of or destroy any of the books, records, files and data (“Records”) of any of the Company or the Subsidiaries relating to the periods prior to the Closing if any such Records (i) relate to Tax matters; (ii) relate to any matter which the Sellers may be required to indemnify the Buyer Indemnified Parties pursuant to Section 13.1 of this Agreement, or (iii) at the time of any such disposition or destruction, are or are reasonably likely to be material to the Business or operations of the Company or any Subsidiary (“Company Books and Records”) without first offering to turn over possession thereof to Sellers by written notice to Sellers’ Representative at least thirty (30) days prior to the proposed date of such disposition or destruction; and

(b)	Buyer shall allow (and shall cause the Company and the Subsidiaries to allow) Sellers’ Representative and their respective agents, upon reasonable notice, reasonable access to all Company Books and Records and any other Records during normal working hours at the principal place of business of the Company and the Subsidiaries or any location where Company Books and Records or other Records are stored, and Sellers’ Representative shall have the right to make copies of any Company Books and Records or other Records; provided, however, that any such access or copying shall be accomplished at Seller’s expense in such a manner so as not to interfere with the normal conduct of business of the Company and the Subsidiaries.

12.3 Further Assurances.

     From time to time after the Closing without further consideration, the parties will execute and deliver or arrange for the execution and delivery of, such other instruments of conveyance and transfer and take such other action or arrange for such other action as may reasonably be requested to more effectively complete any of the transactions provided for in the Agreement or any document contemplated hereby.

13.    INDEMNIFICATION.

13.1 Indemnification by Sellers.

     Subject to the provisions of this Section 13, from and after Closing, each of the Sellers (severally and not jointly nor jointly and severally) agrees to indemnify and hold Buyer, the Company and the Subsidiaries (the “Buyer Indemnified Parties”) harmless from and against any damages, liabilities, losses and expenses (including, but not limited to, reasonable attorney’s fees incurred in defending any claim by a third person, and amounts paid in settlement of any claim or suit), fines, penalties and interest (collectively, “Loss” or “Losses”) which is sustained or suffered by the Buyer Indemnified Parties to the extent caused by or arising from:

(a)	a breach of any representation or warranty made by such Seller or the Company herein;

(b)	a failure to perform any covenant made by such Seller herein;

(c)	a failure to perform any covenant made by the Company that is to be performed by the Company prior to the Closing; or

(d)	any and all Taxes (i) in respect of any taxation year or period ending on or prior to the Closing Date, and (ii) in the case of any taxation year or period beginning before and ending after the Closing Date, in respect of the portion of such period ending on and including the Closing Date, in each case with respect to which the Buyer has received after the Closing Date an assessment, reassessment or other form of recognized document from a Governmental

Authority (other than a court) assessing a liability for such Taxes, but only to the extent that the aggregate amount of all Taxes described in both (i) and (ii) above exceeds the amount accrued as a liability for Taxes on the Interim Financial Statements;

(e)	any claim against the Company or any of its Subsidiaries by any of their employees or former employees or by any Governmental Authority (other than a court) on behalf of any such employee or former employee only if: (i) Notice with respect to such claim has been received by the Sellers’ Representative prior to October 31, 2005; (ii) the matter or matters giving rise to such claim relate solely to the period prior to the Closing Date (and, for greater certainty, such matter or matters do not relate to any conduct or action occurring on or after the Closing Date) (any such claim satisfying both (i) and (ii) of this Section 13.1(e), an “Employee Claim”), and provided however, notwithstanding any other provision in this Agreement to the contrary; (iii) no indemnification shall be payable by such Seller pursuant to this Section 13.1(e) to the extent that any of the Buyer Indemnified Parties has insurance coverage for any Losses relating to such Employee Claim; (iv) the aggregate liability of all Sellers pursuant to this Section 13.1(e) shall not exceed 75% of the total amount of indemnification payments which would be payable pursuant to this Section 13.1(e) calculated without giving effect to this clause (iv); (v) the aggregate liability of all Sellers for indemnification payable under this Section 13.1(e) shall not exceed $5,000,000 with respect to all Employee Claims for which the Sellers’ Representative has received Notice with respect to such Employee Claim after May 31, 2005; (vi) the aggregate liability of all Sellers for indemnification payable under this Section 13.1(e) shall not exceed $10,000,000 in the aggregate; and (vii) this Section 13.1(e) shall be the exclusive remedy in respect of any claim by any employee or former employee of the Company or any of its Subsidiaries or by any Governmental Authority (other than a court) on behalf of such employee or former employee except to the extent such claim results in a breach of any other representation or warranty under Section 3 or 4 (for greater certainty, if any such claim results in a breach of any other representation or warranty, this Section 13.1(e) shall not be applicable).

13.2 Limitations on Amount of Indemnification by Sellers.

        Notwithstanding anything provided in this Agreement to the contrary, the indemnification obligations of each Seller pursuant to Section 13.1 shall be limited as follows:

(a)	no indemnification shall be payable by such Seller with respect to any claim for breach of any representation or warranty made by such Seller or the Company or failure by such Seller or the Company to perform any covenant asserted by any Buyer Indemnified Party after the expiration or termination date, if any, prescribed for such representation, warranty or covenant in Section 12.1 hereof;

(b)	no indemnification shall be payable by any Seller hereunder until the total of recoverable claims for indemnification against all the Sellers shall exceed $1,000,000 (the “Deductible”) (such amount being a deductible amount versus a threshold), in which event the Buyer Indemnified Parties shall then only be entitled to recover the amount of such recoverable claims in excess of the Deductible; provided, however that the Deductible shall not apply to any claims for indemnification as a result of the disallowance of any deduction claimed by the United States Subsidiaries for the Transaction Benefits described in subsection (i) or (ii) of such definition (and for greater certainty, any such amount shall not be included in any calculation of whether the total of recoverable claims against all the Sellers exceeds the Deductible);

(c)	the aggregate liability of the Sellers for indemnification payable under this Agreement shall not exceed $20,000,000 (the “Indemnity Cap”); provided that, solely in the case of a Tax Claim, the Indemnity Cap will be increased up to, but in no event in excess of $40,000,000 to the extent necessary to satisfy any such liability. For greater certainty, the parties acknowledge and agree that (i) the amount represented by any such increase in the Indemnity Cap will be available solely to satisfy any liability arising pursuant to a Tax Claim and (ii) any and all payments made pursuant to Section 13.1(e) shall reduce (dollar for dollar) the aggregate amount otherwise available for indemnification under this Section 13.2(c);

(d)	notwithstanding any other provision hereof, the maximum aggregate liability of each Seller shall be such Seller’s Pro Rata Liability Share of the applicable Indemnity Cap; and

(e)	the maximum liability of each Seller for a particular indemnity claim (other than an indemnity claim regarding a representation or warranty given by such Seller in Section 4) shall be limited solely to an amount which is equal to the amount of such indemnity claim, multiplied by such Seller’s Pro Rata Liability Share.

13.3 Indemnification by Buyer.

     Subject to the provisions of this Section 13, from and after Closing, Buyer agrees to indemnify and hold Sellers and their shareholders, general and limited partners, officers, directors, employees and agents (the “Seller Indemnified Parties”), harmless from and against any Losses sustained or suffered by the Seller Indemnified Parties to the extent caused by or arising from: (a) a breach of any representation or warranty made by Buyer herein; (b) a failure to perform any covenant made by Buyer herein; or (c) any act or occurrence, which takes place after the Closing pertaining in any way to the operation of the business of the Company and the Subsidiaries by Buyer or any of its affiliates after the Closing (including, without limitation, any warranty or product liability claims, and any liability under employment, labor, discrimination, Tax, Environmental or other laws).

13.4 Limitations on Amount of Indemnification by Buyer.

     Notwithstanding anything provided in this Agreement to the contrary, the indemnification obligations of Buyer pursuant to Section 13.3 shall be limited as follows:

(a)	no indemnification shall be payable by Buyer with respect to any claim for breach of any representation or warranty made by Buyer or failure to perform any covenant asserted by a Seller Indemnified Party after the expiration or termination date, if any, prescribed for such representation, warranty or covenant in Section 12.1 hereof.

(b)	The aggregate liability of the Buyer for indemnification payable under this Agreement shall not exceed the Indemnity Cap.

13.5 Notice and Defense of Claims.

(a)	In the event that any Person shall incur or suffer any Losses in respect of which indemnification may be sought by such Person pursuant to the provisions of this Section 13 (including any application of the Deductible), the Person seeking to be indemnified hereunder (the “Indemnified Party”) shall assert a claim for indemnification by written notice (a “Notice”) to the Person from whom indemnification is sought (the “Indemnifying Party”) stating the nature and basis of such claim and including copies of all relevant pleadings and other demands. In the case of Losses arising by reason of any third party claim, the Notice shall be given within fifteen (15) days of the filing or other written assertion of any such claim against the Indemnified Party, but the failure of the Indemnified Party to give the Notice within such time period shall not relieve the Indemnifying Party of any liability that the Indemnifying Party may have to the Indemnified Party unless and to the extent that the Indemnifying Party is actually prejudiced thereby.

(b)	The Indemnified Party shall provide to the Indemnifying Party on request all information and documentation reasonably necessary to support and verify any Losses which the Indemnified Party believes give rise to a claim for indemnification hereunder and shall give the Indemnifying Party reasonable access to all premises, books, records and personnel in the possession or under the control of the Indemnified Party which would have bearing on such claim.

(c)	In the case of any third party claims for which indemnification is sought, the Indemnifying Party shall have the right to: (i) conduct and control any proceedings or negotiations; (ii) perform and control or direct the performance of activities required, including remedial activities under Environmental Laws, (iii) take all other steps to settle or defend any such claim (provided that the Indemnifying Party shall not settle any such claim without the consent of the Indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed) unless the settlement includes a complete release of the Indemnified Party with respect to the claim); and (iv) employ counsel to contest any such claim or liability. In the event the Indemnifying Party elects to conduct and control any proceedings itself, the Indemnified Party shall be entitled to fully participate at its own expense and by its own counsel in any proceedings relating to any third-party claim. The Indemnifying Party shall, within thirty (30) days after delivery of the Notice to Indemnifying Party, notify the Indemnified Party of its intention as to the conduct and control of the defense of such claim, provided that the Indemnified Party and its counsel cooperate with the Indemnifying Party and its counsel. Until the Indemnified Party has received notice of the Indemnifying Party’s election whether to defend any claim, the Indemnified Party shall take reasonable steps to defend (but may not settle) such claim. If the Indemnifying Party shall decline to assume the defense of any such claim, or the Indemnifying Party shall fail to notify the Indemnified Party within thirty (30) days after delivery of the Notice of the Indemnifying Party’s election to defend such claim, the Indemnified Party shall defend against such claim provided that the Indemnified Party shall not settle such claim without the consent of the Indemnifying Party (which consent shall not be unreasonably withheld, conditioned or delayed). The expenses of all proceedings, contests or lawsuits in respect of such claims shall be borne by the Indemnifying Party but only if the Indemnifying Party is responsible pursuant hereto to indemnify the Indemnified Party in respect of the third party claim and, if applicable, only to the extent required by Section 13.2, and Section 13.4, as the case may be, and subject to the limitations of Section 13.5 and Section 13.6 . In the event that defendants in any third party claim subject to this Section 13.5(c) include the Indemnified Party and the Indemnifying Party and the Indemnified Party shall have received advice from counsel that the Indemnified Party has available to it one or more material defenses or counterclaims that are inconsistent with one or more of those that may be available to the Indemnifying Party in respect of such claim or any litigation relating thereto, in each case, the Indemnified Party shall have the right to employ its own counsel in such claim, and, in such event, the reasonable fees and out-of-pocket disbursements of such counsel shall be borne by the Indemnifying Party. Regardless of whether the Indemnified Parties or the Indemnifying Parties shall assume the defense of the claim, the Indemnified Parties and the Indemnifying Parties agree to cooperate fully with one another in connection therewith and to keep each other reasonably informed of the status of the claim and any related proceeding and the Indemnified Party shall take no action or make any admissions or statements not required by applicable law which would adversely effect the defense of any such claim.

(d)	(i) If a claim shall be made by any taxing authority, which, if successful, might result in an indemnity payment to any Buyer Indemnified Party including for greater certainty, any claim under Section 13.1(d), the Buyer shall promptly (and in any event no later than 15 days following notice of any Buyer Indemnified Party of such claim) notify the Sellers’ Representative and the Management Representative in writing (a “Sellers’ Representative Tax Notice”) of such claim (a “Tax Claim”) and shall include with such Sellers’ Representative Tax Notice any and all notices of audit, assessment or other written communication received from the taxing authority. If a Sellers’

Representative Tax Notice is not given to the Sellers’ Representative within such 15 day period, the Sellers shall not be liable to any Buyer Indemnified Party to the extent that the Sellers’ position is prejudiced as a result thereof. Without limiting the foregoing, the Buyer will promptly deliver to the Sellers’ Representative any notice of audit or notice of inquiry by any taxing authority which may result in an indemnity payment under this Agreement.

(ii) With respect to any Tax Claim, the Sellers’ Representative shall have the right to control and conduct all audits, proceedings and negotiations, at its sole expense, in connection with such Tax Claim (including, without limitation, selection of counsel) and, without limiting the foregoing, may in its sole discretion pursue or forego any and all administrative appeals, proceedings, hearings and conferences with any taxing authority with respect thereto, and may, in its sole discretion, either pay the Tax claimed and sue for a refund where applicable law permits such refund suits or contest the Tax Claim in any permissible manner. The Sellers’ Representative shall, within 30 days of receipt of a Sellers’ Representative Tax Notice with respect to a Tax Claim (the “Tax Notice Period”), notify the Buyer in writing of its intention to control and conduct the proceedings and negotiations, in connection with such Tax Claim, provided that, solely in the event that the Buyer Indemnified Party is required by applicable law to pay any amount relating to such Tax Claim (a “Required Tax Payment”), Sellers’ Representative shall not have such right to control the proceedings relating to such Tax Claim unless Sellers’ Representative causes such Required Tax Payment to be paid or posts a bond or other security in the amount of such Required Tax Payment. In the event that the Sellers’ Representative does notify the Buyer of its intention to control and conduct the proceedings and negotiations in connection with any Tax Claim as provided above, the Buyer shall have the right to fully participate in such proceedings and negotiations (including, without limitation, with counsel of its choice), at its sole expense, and the Sellers’ Representative shall fully cooperate with the Buyer in connection with such participation. If the Sellers’ Representative does not deliver to the Buyer within the Tax Notice Period written notice that it will control and conduct the proceedings and negotiations in connection with a Tax Claim, the Buyer may control, or cause the Company or the Subsidiaries to control, and conduct such proceedings and negotiations in such manner as it may deem appropriate subject in all cases to Section 13.5(d)(iii) below. In the event that the Sellers’ Representative does not exercise its right to control and conduct the proceedings and negotiations in connection with any Tax Claim as provided above, the Sellers’ Representative shall have the right to fully participate in such proceedings and negotiations (including, without limitation, with counsel of its choice), at its sole expense, and the Buyer shall, and shall cause the Company and the Subsidiaries to, fully cooperate with the Sellers’ Representative and its accountants and other representatives in connection with such participation, and in all cases the Buyer shall keep the Sellers’ Representative fully informed as to all matters concerning such Tax Claim and shall promptly notify the Seller in writing of any and all significant developments relating thereto. Without limiting Sections 12.2 and 12.3 and

9.3, the Buyer shall (and the Buyer shall cause the Company and the Subsidiaries to) fully cooperate with the Sellers’ Representative in contesting any Tax Claim, which cooperation shall include, without limitation, the retention and (upon the Sellers’ Representative’s request) the provision to the Sellers’ Representative of records and information which are relevant to such Tax Claim, and making officers and employees available on a timely and mutually convenient basis to provide additional information or explanation of any material provided hereunder or to testify at proceedings relating to such Tax Claim.

(iii) Notwithstanding anything to the contrary contained herein, in no event shall the Buyer settle or otherwise compromise (or permit the Company or the Subsidiaries to settle or otherwise compromise) any Tax Claim without the Sellers’ Representative’s prior written consent (which consent shall not be unreasonably withheld), provided, however, if the Sellers’ Representative is not controlling and conducting the proceedings relating to a Tax Claim and has not consented to a proposed settlement or compromise of such Tax Claim by the Buyer, then at the request of the Buyer, the Buyer and the Sellers’ Representative will submit the proposed settlement or compromise to the Tax Matters Arbitrator to make a written determination as to whether the proposed settlement or compromise is reasonable under the circumstance and should be accepted and agreed to by the Sellers’ Representative pursuant to the procedures described in Section 9.3(a) which determination shall be final and binding.

13.6 Further Limitations and Qualifications on Indemnification.

(a)	Notwithstanding anything herein to the contrary: (i) the Indemnified Parties shall have no right to indemnification with respect to any loss of profits or any consequential or punitive damages, and (ii) the Sellers shall have no liability under this Agreement with respect to any matter to the extent the expense, loss or liability comprising the Loss with respect to such matter has been reserved or provided for in the Interim Financial Statements.

(b)	If at the Closing, (i) any Seller has given notice to Buyer under this Agreement that any of the representations and warranties of Company contained in Section 3 or any Seller in Section 4 is untrue, and (ii) Buyer has a resulting right to terminate this Agreement pursuant to Section 14.1, and Buyer elects to consummate the transactions contemplated hereby, then Sellers shall have no liability or indemnification obligation hereunder by reason of any such misrepresentation or breach of warranty.

(c)	The amount which the Indemnifying Party is required to pay to, for, or on behalf of the Indemnified Party pursuant to this Section 13 shall be reduced by any foreign, federal, state or local Income Tax benefit to the Indemnified Party (including the Company and the Subsidiaries in the case of Buyer) applicable to the indemnifiable Losses.

(d)	The Indemnifying Party shall make any indemnification payments determined to be payable to the Indemnified Party hereunder without regard to any expectation that the Indemnified Party (including, for this section in the case of the Buyer, the Company and the Subsidiaries) will recover insurance proceeds or other amounts as a result of the matter giving rise to the claim for which indemnification payments are to be made. If the Indemnified Party receives any insurance proceeds or other amounts as a result of the matter giving rise to any indemnification claim of the Indemnified Party prior to the date upon which the Indemnifying Party is given notice of the claim, the Indemnifying Party’s indemnification obligation with respect to such claim shall be reduced by the amount of any such insurance proceeds actually received by the Indemnified Party. If the Indemnified Party receives any insurance proceeds or other amounts as a result of the matter giving rise to any indemnification claim of the Indemnified Party against the Indemnifying Party after the Indemnifying Party has paid such indemnification claim to the Indemnified Party, then the Indemnified Party shall promptly turn over any such insurance proceeds or other amounts received to the Indemnifying Party to the extent of the payments made by the Indemnifying Party to the Indemnified Party on the claim.

(e)	Other than in case of actual fraud, from and after Closing, the sole recourse and exclusive remedy of the Buyer Indemnified Parties and the Seller Indemnified Parties arising out of this Agreement or otherwise arising out of Buyer’s acquisition of the Stock, whether based on tort, contract, statutory or common law remedy or equitable remedy or otherwise, including but not limited to, any misrepresentation, breach of warranty or otherwise, shall be to assert a claim for indemnification under the indemnification provisions of this Section 13, and Buyer and Sellers each covenant that it (and Indemnified Parties) will not seek to obtain any remedy except as provided in this Section 13.

(f)	The indemnification obligations of the Indemnifying Party pursuant to this Agreement with respect to a specific claim for which indemnification is provided under this Agreement shall extend beyond the time period for indemnification set forth herein with respect to such specific claim until it has been fully discharged or resolved or settled; provided, however, written notice with reasonable specificity of the claim, the estimate amount of the claim and the breach, inaccuracy, nonperformance or provision of the Agreement to which such claim relates shall have been given to the Indemnifying Party on or prior to end of such time period.

(g)	The Indemnified Party shall take reasonable steps to mitigate any Losses.

13.7 Indemnification Adjustment to Purchase Price.

     Any amounts payable by any of the Sellers under this Section 13 shall constitute a reduction in the Purchase Price and the Option Termination Amount, as appropriate.

13.8 Certain Joint and Several Liability

     Notwithstanding anything herein to the contrary, (a) Hudson and Cameron Capital shall be jointly and severally liable for any amounts payable hereunder by either of them; (b) Martin and LMco shall be jointly and severally liable for any amounts payable hereunder by either of them.

14. TERMINATION OF AGREEMENT.

14.1 Termination.

     At any time prior to the Closing, this Agreement may be terminated: (i) by the mutual written agreement of Buyer and Sellers’ Representative; (ii) by Sellers’ Representative, if the Sellers and the Company are not in material breach of this Agreement, and, if there has been a material misrepresentation, breach of warranty or breach of agreement or covenant by Buyer in its representations, warranties, agreements and covenants set forth herein which misrepresentation or breach remains uncured on the earlier of (a) the date which is fifteen (15) days following Buyer’s receipt of written notice thereof from Sellers’ Representative and (b) December 21, 2004; (iii) by Buyer, if Buyer is not in material breach of this Agreement, and, if there has a been a misrepresentation, breach of warranty or breach of agreement or covenant by Sellers or the Company in their representations, warranties, agreements and covenants set forth herein which misrepresentation or breach (A) constitutes a Material Adverse Effect; and (B) remains uncured on the earlier of (a) the date which is fifteen (15) days following Sellers’ Representative’s receipt of written notice thereof from Buyer and (b) December 21, 2004; (iv) by Buyer, upon written notice to the Sellers’ Representative within five (5) Business Days of receipt of a Supplement in the event that any matter set forth in such Supplement would have a Material Adverse Effect; provided that such matter has not been corrected on the earlier of (a) the date which is fifteen (15) days following delivery of such notice and (b) December 21, 2004; (v) by Buyer or Sellers’ Representative if the Closing has not occurred before the close of business on December 21, 2004, unless such Buyer’s or Sellers’ breach results in the failure of the Closing to occur by such date; or (vi) by Sellers’ Representative upon written notice to the Buyer at any time after receipt of a Buyer Reserve Notice (as defined in Section 15.8).

14.2 Notice of Termination.

     In the event of termination by any party pursuant to Section 14.1, written notice setting forth the reasons therefore shall be given by the terminating party to the other parties.

14.3 Effect of Termination.

     If this Agreement shall be terminated as above provided, all obligations of the parties hereunder shall terminate without liability of any party to the other (other than Sections 8.1, 14.3 15.1, 15.2, 15.4, 15.12 to 15.18 and 15.20 to 15.23); provided, however, that nothing in this Section 14 shall prevent any party from seeking or obtaining damages or appropriate equitable relief for the willful breach of any representation, warranty, agreement or covenant made by any other party (including, without limitation, specific performance for willful failure to close).

15. MISCELLANEOUS.

15.1 Expenses.

     Buyer shall pay the fees and expenses of its accountants and legal counsel incurred in connection with the transactions contemplated by this Agreement. Buyer shall be responsible for all transfer fees or transfer taxes arising from the transfer of the Stock to Buyer. To the extent not paid by the Company in connection with Section 2.3(a)(ii), each Seller shall pay the fees and expenses of its accountants and legal counsel incurred in connection with the transactions contemplated by this Agreement.

15.2 Notices.

     Any notice or other communication required or permitted to be given to any Person hereunder shall be in writing and shall be given to such Person at such Person’s address set forth below, or such other address as such party may hereafter specify by notice in writing to the other Person. Any such notice or other communication shall be addressed as aforesaid and given by: (1) certified mail (registered mail in Canada), return receipt requested, with first class postage prepaid; (2) hand delivery; (3) reputable overnight courier; or (4) facsimile transmission. Any notice or other communication will be deemed to have been duly given: (1) on the fifth day after mailing, provided receipt of delivery is confirmed, if mailed by certified mail (registered mail in Canada), return receipt requested, with first class postage prepaid; (2) on the date of service if served personally; (3) on the Business Day after delivery to an overnight courier service, provided receipt of delivery has been confirmed; or (4) on the date of transmission if sent via facsimile transmission, provided confirmation of receipt is obtained promptly after completion of transmission.

     To Sellers’ Representative :

EdgeStone Capital Partners Inc.
130 King Street West,
Suite 600, The Exchange Tower
Toronto, ON M5X 1A6

ATTN: Sandra Cowan and Gilbert S. Palter
FAX:    (416) 860-9838

With a copy to:

Torys LLP
Suite 3000, P.O. Box 270
79 Wellington Street West
TD Centre
Toronto, ON M5K 1N2

ATTN: Stephen Donovan
FAX:    (416) 865-7357

To Management
Representative :

Steven K. Hudson
1515 S Federal Hwy
Boca Raton, FL 33432-7450
United States of America

ATTN: Steven K. Hudson
FAX:    (561) 393-8723

With a copy to:

Blake, Cassels & Graydon LLP
Commerce Court West
2800-199 Bay St.
Toronto, ON M5L 1A9

ATTN: David Toswell
FAX: (416) 863-2653

     To Buyer:

Regis Corporation
7201 Metro Blvd.
Minneapolis MN 55439
USA

ATTN: Paul D. Finkelstein
             President & CEO
FAX:    (952) 947-7900

With a copy to:

Regis Corporation
7201 Metro Blvd.
Minneapolis MN 55439
USA

ATTN: Eric A. Bakken, Esq.,
             Vice President, General Counsel & Secretary
FAX:    (952) 947-7200

With a copy to:

Stikeman Elliott LLP
5300 Commerce Court West
199 Bay Street
Toronto, Ontario M5L 1B9

ATTN: Brian Pukier
FAX:    (416) 947-0866

15.3 Amendment.

     No amendment to this Agreement may be made unless agreed to by the parties hereto in writing.

15.4 Section Headings.

     The section headings in this Agreement are for convenience of reference only and shall not be deemed to be a part of this Agreement or to alter or affect any provisions, terms or conditions contained herein.

15.5 Gender and Number

     In this Agreement, unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing gender include all genders.

15.6 Calculations in U.S. Dollars.

     All amounts in this Agreement are stated and shall be paid in U.S. dollars.

15.7 Generally Accepted Accounting Principles.

     In this Agreement, except to the extent otherwise expressly provided, references to “generally accepted accounting principles” mean United States generally accepted accounting principles as provided from time to time by the Financial Accounting Standards Board, and consistent with past practice of Company.

15.8 Supplements to Disclosure Schedule or Schedule 4.

     From time to time prior to the Closing Date, Sellers’ Representative may supplement or amend the Disclosure Schedule or Schedule 4 delivered pursuant to this Agreement: (a) if any matter hereafter arises which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such supplemental or amended Disclosure Schedule or Schedule 4, as applicable to make the applicable representation true and correct; (b) to correct any information in the Disclosure Schedule or in Schedule 4 or in this Agreement which is inaccurate as a result of any matter resulting or arising after the date hereof; or (c) if otherwise contemplated by this Agreement. Any such supplement or amendment (a “Supplement”), upon written notice thereof to Buyer, shall be effective to modify this Agreement, the Disclosure Schedule and Schedule 4, to qualify the representations and warranties contained in Sections 3 and 4 and to cure any misrepresentation or breach of warranty that otherwise might have existed under this Agreement for all purposes (any such modification, qualification or cure, collectively, an “Amendment”), including, without limitation, determination of the satisfaction of conditions to Closing set forth in Sections 9 and 10 hereof; provided, however, that if the matter or matters to which such Supplement relate would have a Material Adverse Effect, the Buyer may terminate this Agreement in accordance with Section 14.1(iv), provided further, however, if such matter or matters to which such Supplement relate would not have a Material Adverse Effect, and if Buyer notifies Sellers’ Representative in writing within 4 Business Days after delivery of such Supplement that it elects not to have such Supplement be deemed on Amendment (a “Buyer Reserve Notice”), then such Supplement shall not be deemed an Amendment and Sellers’ Representative shall have the right to terminate this Agreement in accordance with Section 14.1(vi).

15.9 Disclosure Schedules and Exhibits.

(a)	The Schedules shall be deemed to be attached hereto and made a part hereof. All references herein to this Agreement shall include the Schedules.

(b)	Nothing in the Schedules is intended to broaden the scope of any representation or warranty contained in the Agreement. The Schedules and the information and disclosures contained therein are intended only to qualify and limit the representations, warranties and covenants of Sellers, the Company or Buyer, as the case may be, contained in the Agreement and shall not be deemed to expand in any way the scope or effect of any of such representations, warranties or covenants.

(c)	The disclosure of any item in any Schedules (or section thereof), including for greater certainty in any Supplement, shall be deemed disclosure of that item for all purposes for which disclosure is required under this Agreement and in all appropriate sections of the Schedules to the extent it is reasonably apparent on its face that such disclosure is applicable.

(d)	No reference to or disclosure of any item or other matter in any Schedule (or any section thereof) shall be construed as an admission or indication that such item is required to be referred to or disclosed in any Schedule (or any section thereof). Inclusion of any item in a Schedule (or any section thereof) does not constitute a determination by the representing party that such item is material and shall not be deemed to establish a standard of materiality. No disclosure a Schedule (or any section thereof) relating to any possible breach or violation of any agreement, law or regulation or any potential adverse contingency shall be construed as an admission or indication that any such breach or violation exists or has actually occurred or that such adverse contingency will actually occur.

15.10 Disclaimer of Other Representations, Projections

     The Buyer acknowledges and agrees that, except for the representations and warranties made by the Company or the Sellers and expressly set forth in Sections 3 or 4, neither the Company, any Subsidiary, any Seller nor any representative thereof has made and shall not be construed as having made to the Buyer or to any representative thereof, and neither the Buyer nor any representative thereof has relied upon or regarded as material, any representation or warranty of any kind. Without limiting the generality of the foregoing, and notwithstanding any otherwise express representations and warranties made by the Company or the Seller in Sections 3 or 4, as applicable, the Buyer agrees that neither the Company, any Subsidiary, any Seller nor any representative thereof makes or has made any representation or warranty to the Buyer or any representative thereof with respect to:

(a)	(i) any projections, financial models, estimates, forecasts or budgets contained in that certain confidential offering memorandum, dated August, 2004 relating to the Company and the Subsidiaries (the “Confidential Memorandum”) or (ii) any projections, financial models, estimates, forecasts or budgets relating to the business of the Company or the Subsidiary otherwise heretofore or hereafter delivered to, presented to (including, for greater certainty, in any management presentation) or made available to the Buyer or its counsel, accountants, advisors, lenders, representatives or affiliates ; and

(b)	any other information, statement or documents heretofore or hereafter delivered to, presented to (including, for greater certainty, in any management presentation) or made available to the Buyer or its counsel, accountants, advisors, lenders, representatives or affiliates (including in the Confidential Memorandum, the data room or otherwise) with respect to the Company or the Subsidiaries or the business, operations or affairs of the Company or the Subsidiaries, except to the extent and as expressly covered by a representation and warranty contained in Sections 3 or 4.

     Without limiting the foregoing, with respect to any projections, financial models, estimates, forecasts or budgets relating to the business of the Company or the Subsidiary, Buyer acknowledges and agrees that (i) there are uncertainties inherent in attempting to make any projections, financial models, estimates, forecasts or budgets, (ii) it is familiar with such uncertainties, (iii) it is taking full responsibility for making its own evaluation of the adequacy and accuracy of all such projections, financial models, estimates, forecasts or budgets so furnished to it, (iv) planned efficiencies or business opportunities may not materialize for a number of reasons, and (v) the Buyer shall have no claim against the Company, the Sellers or any of their directors, officers, employees, agents, representatives, shareholders, partners or affiliates with respect thereto.

15.11 Severability.

     Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law. If any portion of this Agreement is declared invalid for any reason in any jurisdiction, such declaration shall have no effect upon the remaining portions of this Agreement which shall continue in full force and effect as if this Agreement had been executed with the invalid portions thereof deleted; provided, however, if such severability will negate in any material respect the monetary terms of this Agreement, then the parties shall negotiate in good faith to amend the invalid terms in a manner so that such terms shall not be invalid and will not modify in any material respect the monetary terms of this Agreement unless otherwise agreed to by the parties. Furthermore, the entirety of this Agreement shall continue in full force and effect in all other jurisdictions.

15.12 Entire Understanding.

     This Agreement sets forth the entire agreement and understanding between the parties with respect to the subject matter hereof and supercedes any and all prior discussions, negotiations, letters of intent or agreements in principle between them.

15.13 Binding Effect; No Third Party Beneficiaries.

     Except for the provisions of Section 13 relating to the Seller Indemnified Parties and the Buyer Indemnified Parties and Section 15.22 relating to the Sellers’ Representative Indemnified Parties and Section 15.23 relating to the Management Representative Indemnified Parties, this Agreement shall be binding upon and shall inure to the exclusive benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and permitted assigns and nothing herein, express or implied, is intended to, nor shall it, confer in any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. The parties agree that, for the purpose of giving enforceable rights under this Agreement: (i) to the Buyer Indemnified Parties who are not party to this Agreement, Buyer is contracting as the agent of such Persons and will hold the rights of such Persons in trust for them; (ii) to the Seller Indemnified Parties who are not party to this agreement, each Seller is contracting as the agent of such Persons and will hold the rights of such Persons in trust for them; (iii) to the Sellers’ Representative Indemnified Parties who are not party to this agreement, the Sellers’ Representative is contracting as the agent of such Persons and will hold the rights of such Persons in trust for them; and (iv) to the Management Representative Indemnified Parties

who are not party to this agreement, the Management Representative is contracting as the agent of such Persons and will hold the rights of such Persons in trust for them.

15.14 Governing Law.

     This Agreement is and shall be deemed to be a contract entered into and made pursuant to the laws of the Province of Ontario and shall in all respects be governed, construed, applied and enforced in accordance with the laws of said Province, without reference to its conflict of laws rules or principles.

15.15 Choice of Forum and Consent to Jurisdiction.

     Any action arising out of or under this Agreement, any other document, instrument or agreement contemplated herein or delivered pursuant hereto, or the transactions contemplated by this Agreement or any of such other documents, instruments or agreements, shall be brought only in a federal or provincial court having jurisdiction and venue in Ontario, Canada, and each of the parties hereto hereby irrevocably submits to the exclusive jurisdiction of such courts and agrees that venue in Ontario is proper. Sellers hereby irrevocably designates, appoints and empowers (a) in the case of any Management Seller, Cameron Capital and (b) in the case of any other Seller, the Sellers’ Representative and its successors as its authorized special agent to receive, for and on behalf of Sellers, service of process in any such legal action or proceeding, a copy of such process to also be sent in the manner required above for notices to such party. Buyer hereby irrevocably designates, appoints and empowers Stikeman Elliott LLP and its successors, as its authorized special agent to receive, for and on behalf of Buyer and its affiliates, service of process in any such legal action or proceeding, a copy of such process to also be sent in the manner required above for notices to such party. To the extent permitted by applicable law, final judgment against such party (a certified copy of which shall be conclusive evidence of the fact and of the amount of any indebtedness of such party hereunder) in any such legal action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on an unsatisfied judgment or similar proceeding. Each of the parties hereto hereby irrevocably waives and agrees not to assert, by way of motion, as a defense, or otherwise, in any legal action or proceeding, any defense or any claim that it is not personally subject to the jurisdiction of the above-named Ontario courts for any reason, including claims that such party may be immune from the above-described legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, or otherwise), or that such proceeding is brought in an inconvenient or otherwise improper forum or that this Agreement or any of the other aforementioned documents, instruments or agreements, or the subject matter hereof or thereof, may not be enforced in or by such courts, or that the same are governed by the laws of a jurisdiction other than Ontario. Each of the parties hereby specifically agrees that it shall not bring any actions, suits or proceedings arising out of or under this Agreement, any other document, instrument or agreement contemplated herein or delivered pursuant hereto, or the transactions contemplated by this Agreement or any of such other documents, instruments or agreements, in the courts of any jurisdiction other than the above-named courts of Ontario, that any such action brought by any party shall be dismissed upon the basis of the agreements, terms and provisions set forth in this Section 15.15, and that any order or judgment obtained in any such action from a court other than the courts of Ontario shall be void ab initio provided that, notwithstanding the foregoing provisions of this Section 15.15, any party may bring and enforce an action seeking injunctive or other equitable relief in any court of competent jurisdiction.

15.16 Waiver of Trial by Jury

     EACH PARTY HERETO HEREBY EXPRESSLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM, SUIT, LITIGATION, ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. THE PARTIES HERETO AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PROVISION WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED FOR AGREEMENT BETWEEN THE PARTIES IRREVOCABLY TO WAIVE TRIAL BY JURY, AND THAT SUCH PROCEEDING WHATSOEVER BETWEEN THEM SHALL INSTEAD BY TRIED BY A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

15.17 Assignability.

(a)	Except as set forth in Section 15.17(b) below or in Section 7.1, no party hereto shall sell, pledge, assign or otherwise transfer its rights under this Agreement without the prior written consent of the other parties hereto.

(b)	The Buyer may assign and transfer its rights and benefits under this Agreement to any wholly-owned subsidiary of the Buyer, if such subsidiary delivers to the Sellers’ Representative an instrument in writing that it is bound by and shall perform the obligations of the Buyer under this Agreement as if it were an original signatory hereto; provided that no such sale, assignment or transfer shall release the Buyer from any of its obligations hereunder.

(c)	In the event of an assignment contemplated by Section 15.17(b), any reference in this Agreement to the “Buyer” shall be deemed to include such subsidiary.

15.18 Counterparts; Delivery by Facsimile.

     This Agreement may be executed in counterparts and by each party hereto on a separate counterpart, all of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier or facsimile transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

15.19 Knowledge of Company.

     For purposes of this Agreement, the term or phrase “Knowledge of the Company” shall mean and be limited to the actual knowledge of Steven K. Hudson, Fraser Clarke, Michael Brisson and David O’ Toole and without personal liability for any such knowledge.

15.20 Public Announcements.

     No public announcements or other publicity regarding the transactions referred to herein shall be made by the Buyer, the Company or Sellers without the prior written approval of the other parties as to form, timing and manner of distribution or publications, except to the extent otherwise required by law or stock exchange rules, except that each party may disclose to their current and prospective banks, shareholders, partners, investors and advisors the name of the other party, the date of the transaction, the price and the key terms under this Agreement and except that the EdgeStone Group may disclose information regarding its investment in the Company and the disposition thereof (including relevant terms) in connection with fund raising activities.

15.21 Mutual Drafting.

     The parties hereto are sophisticated and have been represented by lawyers throughout the transactions contemplated hereby who have carefully negotiated the provisions hereof. As a consequence, the parties do not intend that any presumptions or rules related to the interpretation of contracts against the drafter or any particular clause should be applied to this Agreement and therefore waive their effects.

15.22 Sellers’ Representative.

(a)	The Sellers’ Representative, on the terms hereafter set out, shall act for the Sellers with respect to the calculation of the Purchase Price, with respect to the execution of all agreements and documents (including the Escrow Agreement and the Exchange Fund Agreement) and the making of all deliveries required to be made by the Sellers hereunder, with respect to the waiver of any condition under, and the decision to terminate this Agreement pursuant to, Sections 11 or 14, with respect to claims for indemnification made under Section 13 by the Buyer Indemnified Parties, with respect to claims by the Sellers against the Buyer made under Section 13, with respect to amendments to this Agreement, provided that such amendment shall not adversely affect the rights of any particular Seller or increase the liability or potential liability of any particular Seller in a manner which is not consistent with the manner in which the rights, liabilities or potential liabilities of the other Sellers are to be affected, with respect to amendments to the Schedules as contemplated by Section 15.8 and with respect to any other decision or consent to be made by the Sellers hereunder, provided however that (i) the Sellers’ Representative shall not act for a particular Seller in respect of any matter relating to a claim for indemnification specific to a particular Seller only, and (ii) if the Management Representative has specific authority under Section 15.23 to act for the Management Sellers then the Sellers’ Representative shall have no authority to act for the Management Sellers in connection with such matter. For greater certainty, the assumption by the Sellers’ Representative of the responsibilities set out in this Section 15.22 does not make any Seller liable for more than their respective Pro Rata Liability Share of any claim by the Buyer Indemnified Parties. In each such case in this Agreement, the Buyer shall be entitled to direct all communications through, and rely on decisions made by, the Sellers’ Representative. With respect to all such matters, the Sellers’ Representative may (i) take any and all actions (including without limitation executing and delivering any documents), incurring any costs and expenses for the account of the Sellers and make any and all determinations which may be required or permitted to be taken by the Sellers under this Agreement, including in connection with Sections 11 or 14 of this Agreement, (ii) exercise such other rights, power and authority as are authorized, delegated and granted to the Sellers’ Representative under this Agreement, (iii) dispute or refrain from disputing any claim made by the Buyer Indemnified Parties under this Agreement, (iv) negotiate and compromise any dispute that may arise under and exercise or refrain from exercising any remedies available under this Agreement, (v) execute any settlement agreement, release or other document with respect to such dispute or remedy, and (vi) exercise such rights, power and authority as are incidental to the foregoing.

(b)	Each of the Sellers acts through the Sellers’ Representative with respect to the matters set out in Section 15.22(a) and none of the Sellers have the right to act independently with respect to any such matter or to institute or participate in any suit, action or proceeding, now existing or hereafter arising, against or by the Buyer with respect to this Agreement, any such right being irrevocably and exclusively with the Sellers’ Representative. Notwithstanding any disagreement or dispute among the Sellers or between any of the Sellers and the Sellers’ Representative, the Buyer shall be entitled to rely on any and all action taken by the Sellers’ Representative under this Agreement with respect to matters set out in Section 15.22(a), without any liability to, or obligation to inquire of, any of the Sellers.

(c)	The power and authority of the Sellers’ Representative, as described in this Agreement, shall be effective until all rights and obligations of the Sellers under this Agreement, have terminated, expired or been fully performed. Each of the Sellers shall promptly do, make, execute, deliver, or cause to be done, made, executed or delivered, all such further acts, documents and things as the Sellers’ Representative may require from time to time for the purpose of giving effect to this Section 15.22 and shall use best efforts and take all such steps as may be within its power to implement to their full extent the provisions of this Section 15.22.

(d)	Each of the Sellers shall severally indemnify and hold the Sellers’ Representative (including, for greater certainty, the shareholders, general and limited partners, officers, directors, employees, agents and affiliates of the Sellers’ Representative) (the “Sellers’ Representative Indemnified Parties”) harmless from and against such Seller’s Pro Rata Liability Share of any loss, damage or deficiencies (except as a result from the Sellers’ Representative’s willful misconduct as determined by a court of competent jurisdiction) that the Sellers’ Representative Indemnified Parties may suffer or incur in connection with any action taken by the Sellers’ Representative. Each of the Sellers (including the members of the EdgeStone Group) shall bear its Pro Rata Liability Share of such loss, damage or deficiency. The Sellers’ Representative Indemnified Parties shall not be liable to any of the Sellers with respect to any action or omission taken or omitted to be taken by the Sellers’ Representative pursuant to this Section 15.22, except in respect of the Sellers’ Representative’s willful misconduct as determined by a court of competent jurisdiction. The Sellers’ Representative Indemnified Parties shall not be responsible in any manner whatsoever for any failure or inability of the Buyer to honor any of the provisions of this Agreement. The Sellers’ Representative Indemnified Parties shall be fully protected by the Sellers in acting or relying upon any written notice, direction, request, waiver, notice, consent, receipt or other paper or document which the Sellers’ Representative in good faith believes to be genuine and to have been signed or presented by the proper party or parties. The Sellers’ Representative Indemnified Parties shall not be liable to the Sellers or the Buyer for any error of judgment, or any act done or step taken or omitted in good faith or for any mistake in fact or law, or for anything which it may do or refrain from doing in connection herewith, except for its own willful misconduct as determined by a court of competent jurisdiction.

(e)	The Sellers’ Representative may seek the advice of legal counsel, engage experts or otherwise incur reasonable expenses in the event of any dispute or question as to the construction of any of the provisions of this Agreement, or its duties hereunder, and the Sellers’ Representative Indemnified Parties shall incur no liability to the Sellers with respect to any action taken, omitted or suffered by it in good faith in accordance with the opinion of such counsel or advice of such expert.

(f)	The Sellers shall severally reimburse or otherwise hold the Sellers’ Representative Indemnified Parties harmless from and against their Pro Rata Liability Share of any and all costs and expenses incurred by the Sellers’ Representative in connection with this Agreement and the transactions contemplated hereby, including attorneys’ fees or fees of other experts, and, in addition to any and all other remedies available, the Sellers’ Representative Indemnified Parties shall have the right to direct that any amounts due to the Sellers under this Agreement be paid to the Sellers’ Representative Indemnified Parties to satisfy such costs and expenses.

(g)	The Sellers’ Representative may resign at any time upon thirty days notice by submitting a written resignation to the Management Representative. In the case of the resignation of the Sellers’ Representative, the EdgeStone Group shall promptly appoint a successor.

(h)	By execution and delivery of this Agreement by such Seller or his or her representative, agent or attorney, each of the Sellers hereby irrevocably constitutes and appoints the Sellers’ Representative as the true and lawful agent and attorney-in-fact of such Seller, which appointment is coupled with an interest, with full authority and power of substitution, except to the extent expressly provided to the contrary herein, to act in the name, place and stead of such Seller with respect to all powers and rights in this Agreement (including without limitation to (i) amend or terminate this Agreement in accordance with this Agreement, (ii) receive or deliver any and all notices to be delivered to or by any of the Sellers hereunder, (iii) receive, hold and deliver to the Buyer Stock certificates and any other documents (including stock powers or other instruments or transfer relating thereto, and (iv) execute, acknowledge, deliver, record and file all ancillary agreements, certificates and documents which the Sellers’ Representative deems necessary or appropriate in its sole discretion in connection with the consummation of the transactions contemplated by the terms and provisions of this Agreement). Buyer and each of the Sellers hereby acknowledges that the Sellers’ Representative, with respect to the matters set out in this Section 15.22, will not be acting in such Person’s individual capacity pursuant to the terms of this Agreement, but solely in its capacity as the Sellers’ Representative (and accordingly, as a representative of the Sellers). Buyer and each of the Sellers hereby agrees that the Sellers’ Representative will not be liable to that party for any action taken or omitted in good faith in its capacity as the Sellers’ Representative.

15.23 Management Representative.

(a)	The Management Representative, on the terms hereafter set out, shall act for the Management Sellers with respect to any claim for indemnification made under Section 13 by the Buyer Indemnified Parties (other than relating to third party claims or a Tax Claim). For greater certainty, the assumption by the Management Representative of the responsibilities set out in this Section 15.23 does not make any of Management Sellers liable for more than their respective Pro Rata Liability Share of any claim by the Buyer Indemnified Parties. In each such case in this Agreement, the Buyer shall be entitled to direct all communications to the Management Sellers through, and rely on decisions made by, the Management Representative. With respect to all such matters, the Management Representative may (i) take any and all actions (including without limitation executing and delivering any documents), incurring any costs and expenses for the account of the Management Sellers and making any and all determinations which may be required or permitted to be taken by the Management Representative under this Agreement, (ii) exercise such other rights, power and authority as are authorized, delegated and granted to the Management Representative under this Agreement, (iii) dispute or refrain from disputing any claim made by the Buyer Indemnified Parties under this Agreement against the Management Sellers, (iv)with respect to the Management Sellers, negotiate and compromise any dispute that may arise under and exercise or refrain from exercising any remedies available under this Agreement, (v) execute any settlement agreement, release or other document with respect to such dispute or remedy, and (vi) exercise such rights, power and authority as are incidental to the foregoing.

(b)	Each of the Management Sellers acts through the Management Representative with respect to the matters set out in Section 15.23(a) and none of the Management Sellers have the right to act independently with respect to any such matter or to institute or participate in any suit, action or proceeding, now existing or hereafter arising, against or by the Buyer with respect to this Agreement, any such right being irrevocably and exclusively with the Management Representative. Notwithstanding any disagreement or dispute among the Management Sellers or between any of the Management Sellers and the Management Representative, the Buyer shall be entitled to rely on any and all action taken by the Management Representative under this Agreement with respect to matters set out in Section 15.23(a), without any liability to, or obligation to inquire of, any of the Management Sellers.

(c)	The power and authority of the Management Representative, as described in this Agreement, shall be effective until all rights and obligations of the Management Sellers under this Agreement, have terminated, expired or been fully performed. Each of the Management Sellers shall promptly do, make, execute, deliver, or cause to be done, made, executed or delivered, all such further acts, documents and things as the Management Representative may require from time to time for the purpose of giving effect to this Section 15.23 and shall use best efforts and take all such steps as may be within its power to implement to their full extent the provisions of this Section 15.23.

(d)	Each of the Management Sellers shall severally indemnify and hold the Management Representative (including, for greater certainty, his heirs, executors and personal representatives) (the “Management Representative Indemnified Parties”) harmless from and against such Management Sellers’ proportionate share (relative to the other Management Shareholders) of any loss, damage or deficiencies (except as a result from the Management Representative’s willful misconduct as determined by a court of competent jurisdiction) that the Management Representative Indemnified Parties may suffer or incur in connection with any action taken by the Management Representative. Each of the Management Sellers (including the members of the Hudson Group) shall bear his, her or its proportionate share (relative to the other Management Shareholders) of such loss, damage or deficiency. The Management Representative Indemnified Parties shall not be liable to any of the Management Sellers with respect to any action or omission taken or omitted to be taken by the Management Representative pursuant to this Section 15.23, except in respect of the Management Representative’s willful misconduct as determined by a court of competent jurisdiction. The Management Representative Indemnified Parties shall not be responsible in any manner whatsoever for any failure or inability of the Buyer to honor any of the provisions of this Agreement. The Management Representative Indemnified Parties shall be fully protected by the Management Sellers in acting or relying upon any written notice, direction, request, waiver, notice, consent, receipt or other paper or document which the Management Representative in good faith believes to be genuine and to have been signed or presented by the proper party or parties. The Management Representative Indemnified Parties shall not be liable to the Management Sellers or the Buyer for any error of judgment, or any act done or step taken or omitted in good faith or for any mistake in fact or law, or for anything which it may do or refrain from doing in connection herewith, except for its own willful misconduct as determined by a court of competent jurisdiction.

(e)	The Management Representative may seek the advice of legal counsel, engage experts or otherwise incur reasonable expenses in the event of any dispute or question as to the construction of any of the provisions of this Agreement, or its duties hereunder, and the Management Representative Indemnified Parties shall incur no liability to the Management Sellers with respect to any action taken, omitted or suffered by it in good faith in accordance with the opinion of such counsel or advice of such expert.

(f)	Each of the Management Sellers shall severally reimburse or otherwise hold the Management Representative Indemnified Parties harmless from and against his, her or its proportionate share (relative to the other Management Shareholders) of any and all costs and expenses incurred by the Management Representative in connection with this Agreement and the transactions contemplated hereby, including attorneys’ fees or fees of other experts, and, in addition to any and all other remedies available, the Management Representative Indemnified Parties shall have the right to direct that any amounts due to the Management Sellers under this Agreement be paid to the Management Representative Indemnified Parties to satisfy such costs and expenses.

(g)	By execution and delivery of this Agreement by such Management Seller or his or her representative, agent or attorney, each of the Management Sellers hereby irrevocably constitutes and appoints the Management Representative as the true and lawful agent and attorney-in-fact of such Management Seller which appointment is coupled with an interest, with full authority and power of substitution, except to the extent expressly provided to the contrary herein, to act in the name, place and stead of such Management Seller with respect to the matters set out in Section 15.23(a) (including without limitation to receive or deliver any and all notices to be delivered to or by any of the Management Sellers hereunder). Buyer and each of the Management Sellers hereby acknowledges that the Management Representative, with respect to the matters set out in this Section 15.23, will not be acting in such Person’s individual capacity pursuant to the terms of this Agreement, but solely in its capacity as the Management Representative (and accordingly, as a representative of the Management Sellers). Buyer and each of the Management Sellers hereby agrees that the Management Representative will not be liable to that party for any action taken or omitted in good faith in its capacity as the Management Representative.

15.24 Morton Option Termination

     Morton hereby agrees that, effective automatically upon the Closing, the Options held by him and any and all option agreements, plans or other agreements or documents of any kind relating to options or other rights to acquire Common Shares (other than this Agreement, the Escrow Agreement and any other agreement executed and delivered in connection herewith), shall terminate and become null and void and Morton shall have no further rights thereunder and that the Company and its subsidiaries are released from any obligation pursuant to such matters.

[Signature Page Follows]

           IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

REGIS CORPORATION

by:	/s/ Paul D. Finkelstein

Name: Paul D. Finkelstein
Title: Chairman and CEO

by:	/s/ [ILLEGIBLE]

Name:
Title:

EDGESTONE CAPITAL EQUITY PARTNERS, INC., as general partner or agent for and on behalf of EDGESTONE CAPITAL EQUITY FUND, L.P. and its parallel investors by:

Name:
Title:

by:

Name:
Title:

EDGESTONE CAPITAL EQUITY NOMINEE, INC. as nominee for and on behalf of EDGESTONE CAPITAL EQUITY FUND, L.P. and its parallel investors by:

Name:
Title:

by:

Name:
Title:

           IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

REGIS CORPORATION

by:

Name:
Title:

by:

Name:
Title:

EDGESTONE CAPITAL EQUITY PARTNERS, INC., as general partner or agent for and on behalf of EDGESTONE CAPITAL EQUITY FUND, L.P. and its parallel investors

by:	/s/ [ILLEGIBLE]

Name:
Title:

by:

Name:
Title:

EDGESTONE CAPITAL EQUITY NOMINEE, INC. as nominee for and on behalf of EDGESTONE CAPITAL EQUITY FUND, L.P. and its parallel investors

by:	/s/ [ILLEGIBLE]

Name:
Title:

by:

Name:
Title:

EDGESTONE CAPITAL EQUITY FUND II-B GP, INC., as agent for and on behalf of EDGESTONE CAPITAL EQUITY FUND II-A, L.P. and its parallel investors

by:	/s/ [ILLEGIBLE]

Name:
Title:

by:

Name:
Title:

EDGESTONE CAPITAL EQUITY FUND II NOMINEE, INC. as nominee for and on behalf of EDGESTONE CAPITAL EQUITY FUND II-A, L.P. and its parallel investors

by:	/s/ [ILLEGIBLE]

Name:
Title:

by:

Name:
Title:

EDGESTONE CAPITAL MEZZANINE II PARTNERS, INC. as general partner or agent for and on behalf of EDGESTONE CAPITAL MEZZANINE FUND II, L.P. and its parallel investors

by:	/s/ [ILLEGIBLE]

Name:
Title:

by:

Name:
Title:

EDGESTONE CAPITAL MEZZANINE FUND II NOMINEE, INC., as nominee for and on behalf of EDGESTONE CAPITAL MEZZANINE FUND II, L.P., and its parallel investors

by:	/s/ [ILLEGIBLE]

Name:
Title:

by:

Name:
Title:

CAMERON CAPITAL CORPORATION

by:

Name: Steve Hudson
Title: President

EDGESTONE CAPITAL MEZZANINE FUND II NOMINEE, INC., as nominee for and on behalf of EDGESTONE CAPITAL MEZZANINE FUND II, L.P., and its parallel investors by:

Name:
Title:

by:

Name:
Title:

CAMERON CAPITAL CORPORATION

by:	/s/ Steve Hudson

Name: Steve Hudson
Title: President

1407718 ONTARIO INC.

by:	/s/ Leslie Martin

Name: Leslie Martins
Title:

by:

Name:
Title:

Each of the MANAGEMENT SHAREHOLDERS, by his or her representative and attorney 4113773 CO. INC.

by:

Name:
Title:

by:

Name:
Title:

Each of the OPTIONHOLDERS, by his or her representative and attorney 4113773 CO. INC.

by:

Name:
Title:

by:

Name:
Title:

1407718 ONTARIO INC.

by:

Name: Leslie Martin
Title:

by:

Name:
Title:

Each of the MANAGEMENT SHAREHOLDERS, by his or her representative and attorney 4113773 CO. INC.

by:	/s/ [ILLEGIBLE]

Name:
Title:

by:

Name:
Title:

Each of the OPTIONHOLDERS, by his or her representative and attorney 4113773 CO. INC.

by:	/s/ [ILLEGIBLE]

Name:
Title:

by:

Name:
Title:

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/s/ [ILLEGIBLE]	)	/s/ Steven K. Hudson

Witness		Steven K. Hudson
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Witness		Leslie Martin
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Witness		Scott Walmsley
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Witness		Paul Morton

HAIR CLUB GROUP INC.

by:

Name:
Title:

by:

Name:
Title:

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Witness		Steven K. Hudson
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/s/ [ILLEGIBLE]	)	/s/ Leslie Martin

Witness		Leslie Martin
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Witness		Scott Walmsley
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Witness		Paul Morton

HAIR CLUB GROUP INC.

by:

Name:
Title:

by:

Name:
Title:

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Witness		Steven K. Hudson
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Witness		Leslie Martin
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/s/ [ILLEGIBLE]	)	/s/ Scott Walmsley

Witness		Scott Walmsley
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Witness		Paul Morton

HAIR CLUB GROUP INC.

by:

Name:
Title:

by:

Name:
Title:

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Witness		Steven K. Hudson
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Witness		Leslie Martin
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Witness		Scott Walmsley
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/s/ [ILLEGIBLE]	)	/s/ Paul Morton

Witness		Paul Morton

HAIR CLUB GROUP INC.

by:

Name:
Title:

by:

Name:
Title:

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Witness		Steven K. Hudson
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Witness		Leslie Martin
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Witness		Scott Walmsley
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Witness		Paul Morton

HAIR CLUB GROUP INC.

by:	/s/ [ILLEGIBLE]

Name:
Title:

by:

Name:
Title:

     The following executes this Agreement as the Sellers’ Representative solely to obtain the benefit of the indemnities provided to it in Section 15.22.

EDGESTONE CAPITAL PARTNERS INC.

by:	/s/ [ILLEGIBLE]

Name:
Title:

by:

Name:
Title:

     The following executes this Agreement as the Management Representative solely to obtain the benefit of the indemnities provided to him in Section 15.23.

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Witness		Steven K. Hudson

     The following executes this Agreement as the Sellers’ Representative solely to obtain the benefit of the indemnities provided to it in Section 15.22.

EDGESTONE CAPITAL PARTNERS INC.

by:

Name:
Title:

by:

Name:
Title:

     The following executes this Agreement as the Management Representative solely to obtain the benefit of the indemnities provided to him in Section 15.23.

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/s/ [ILLEGIBLE]	)	/s/ Steven K. Hudson

Witness		Steven K. Hudson